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                                                                     Exhibit 2.1

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                            STOCK PURCHASE AGREEMENT

                                  by and among

                          SUSQUEHANNA BANCSHARES, INC.,

                          SUSQUEHANNA ACQUISITION, LLC,

                              THE ADDIS GROUP, INC.

                                       and

                    THE SHAREHOLDERS OF THE ADDIS GROUP, INC.

                           Dated as of April 30, 2002

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ARTICLE I             SALE AND TRANSFER OF THE SHARES............................................................1

         Section 1.1       Purchase and Sale of the Shares.......................................................1

         Section 1.2       Closing...............................................................................2

         Section 1.3       Closing Deliveries....................................................................2

         Section 1.4       No Fractional Shares..................................................................2

         Section 1.5       Shareholder Representative............................................................3

ARTICLE II            POST-CLOSING ADJUSTMENT; CONTINGENT CONSIDERATION..........................................3

         Section 2.1       Post-Closing Adjustment...............................................................3

         Section 2.2       Contingent Consideration..............................................................6

         Section 2.3       Calculation of Contingent Consideration...............................................6

         Section 2.4       Change of Control.....................................................................7

         Section 2.5       Notice of Contingent Consideration....................................................8

ARTICLE III           ESCROW....................................................................................10

         Section 3.1       Creation of Escrow...................................................................10

         Section 3.2       Duration and Terms...................................................................10

         Section 3.3       Voting and Investment................................................................10

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF AGI AND THE SHAREHOLDERS................................10

         Section 4.1       Organization.........................................................................10

         Section 4.2       Capitalization.......................................................................12

         Section 4.3       Authority............................................................................12

         Section 4.4       Consents and Approvals; No Violations................................................12

         Section 4.5       Subsidiaries; Predecessor Status; Spin-Offs..........................................13

         Section 4.6       No Third Party Options...............................................................13

         Section 4.7       Financial Statements.................................................................13

         Section 4.8       Title to Assets, Properties, Interests in Properties, Rights and Related
                           Matters..............................................................................13

         Section 4.9       Absence of Certain Changes...........................................................14

         Section 4.10      Absence of Undisclosed Liabilities...................................................14

         Section 4.11      Legal Proceedings....................................................................14
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         Section 4.12      Contracts, Leases, Agreements and Other Commitments..................................14

         Section 4.13      Insurance............................................................................16

         Section 4.14      Benefit Plans........................................................................16

         Section 4.15      Collective Bargaining Agreements and Employment Agreements...........................19

         Section 4.16      Compliance with Applicable Law.......................................................19

         Section 4.17      Actions since the Balance Sheet Date.................................................19

         Section 4.18      Tax Matters..........................................................................21

         Section 4.19      Environmental Matters................................................................23

         Section 4.20      Books and Records....................................................................25

         Section 4.21      Intellectual Property................................................................25

         Section 4.22      Condition of Tangible Assets.........................................................25

         Section 4.23      Conflict of Interest.................................................................25

         Section 4.24      Customers............................................................................26

         Section 4.25      Broker Services......................................................................26

         Section 4.26      Disclosure...........................................................................26

ARTICLE V             FURTHER REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS................................26

         Section 5.1       Ownership of Capital Stock of AGI....................................................26

         Section 5.2       Valid and Binding Agreement..........................................................27

         Section 5.3       Marital Status.......................................................................27

         Section 5.4       Shareholder Agreements...............................................................27

         Section 5.5       Investment Intent....................................................................27

         Section 5.6       Compliance with Law..................................................................27

         Section 5.7       Economic Risk; Sophistication........................................................28

         Section 5.8       Information Supplied.................................................................28

         Section 5.9       Accredited Investor..................................................................28

         Section 5.10      Securities Legends...................................................................28

ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF SBI AND THE ACQUISITION SUB.............................29

         Section 6.1       Organization.........................................................................29
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         Section 6.2       Authority............................................................................29

         Section 6.3       Consents and Approvals; No Violation.................................................29

         Section 6.4       SEC Reports and Financial Statements.................................................30

         Section 6.5       Disclosure...........................................................................30

         Section 6.6       SBI Stock............................................................................30

ARTICLE VII           CERTAIN COVENANTS.........................................................................30

         Section 7.1       Access and Information...............................................................30

         Section 7.2       Conduct of the Business of AGI pending the Closing Date..............................31

         Section 7.3       Conduct of SBI Pending the Closing Date..............................................32

         Section 7.4       Notices..............................................................................32

         Section 7.5       Advice of Changes....................................................................33

         Section 7.6       Legal Conditions.....................................................................33

         Section 7.7       No Shopping..........................................................................33

         Section 7.8       Best Efforts.........................................................................33

         Section 7.9       Conduct of AGI following the Closing Date............................................33

ARTICLE VIII          INDEMNIFICATION...........................................................................34

         Section 8.1       Basic Provision......................................................................34

         Section 8.2       Definitions..........................................................................35

         Section 8.3       Procedures for Establishment of Deficiencies.........................................35

         Section 8.4       Payment of Deficiencies..............................................................37

         Section 8.5       Survival of Representations, Warranties and Agreements...............................37

         Section 8.6       Limitations on Indemnification.......................................................37

ARTICLE IX            CONDITIONS TO CLOSING.....................................................................38

         Section 9.1       Conditions to Each Party's Obligation To Effect the Transaction......................38

         Section 9.2       Conditions of Obligations of SBI and the Acquisition Sub.............................38

         Section 9.3       Conditions of Obligations of AGI and the Shareholders................................40

ARTICLE X             DELIVERIES................................................................................41

         Section 10.1      Shareholders' Deliveries.............................................................41

         Section 10.2      SBI's and the Acquisition Sub's Deliveries at Closing................................42

         Section 10.3      SBI's Deliveries on Payment Date.....................................................42
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ARTICLE XI            TAX MATTERS...............................................................................42

         Section 11.1      Returns for Tax Periods Ending on or Before the Closing Date.........................42

         Section 11.2      Returns for Tax Periods Beginning Before and Ending After the Closing Date...........43

         Section 11.3      Cooperation on Tax Matters...........................................................43

         Section 11.4      S Corporation Status.................................................................43

         Section 11.5      Section 338(h)(10) Election..........................................................44

         Section 11.6      Certain Taxes........................................................................44

ARTICLE XII           TERMINATION AND AMENDMENT.................................................................45

         Section 12.1      Termination..........................................................................45

         Section 12.2      Effect of Termination................................................................45

         Section 12.3      Amendment............................................................................46

         Section 12.4      Extension; Waiver....................................................................46

ARTICLE XIII          FORM D FILING; REGISTRATION OF THE NEW SHARES.............................................46

         Section 13.1      Form D Filing; Registration of New Shares............................................46

         Section 13.2      Transfer of Shares After Registration................................................48

         Section 13.3      Furnish Information..................................................................48

         Section 13.4      Indemnification......................................................................48

ARTICLE XIV           MISCELLANEOUS.............................................................................50

         Section 14.1      Costs and Expenses...................................................................50

         Section 14.2      Brokers or Finders...................................................................50

         Section 14.3      Notices..............................................................................50

         Section 14.4      Publicity............................................................................52

         Section 14.5      Binding Nature of Agreement; No Assignment...........................................52

         Section 14.6      Controlling Law......................................................................52

         Section 14.7      Exhibits and Schedules...............................................................52

         Section 14.8      Execution in Counterparts............................................................52

         Section 14.9      Provisions Separable.................................................................52

         Section 14.10     Entire Agreement.....................................................................53

         Section 14.11     Paragraph Headings...................................................................53
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         Section 14.12     Gender, Etc..........................................................................53

         Section 14.13     Knowledge of AGI and the Shareholders................................................53
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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of April 30, 2002 by and among Susquehanna Bancshares, Inc., a Pennsylvania business corporation registered as a financial holding company under the Bank Holding Company Act of 1956, as amended ("SBI"), Susquehanna Acquisition, LLC, a Pennsylvania limited liability company and wholly-owned subsidiary of SBI (the "Acquisition Sub"), The Addis Group, Inc., a Pennsylvania business corporation ("AGI"), and F. Scott Addis, William D. Rhodes, III and Peter R. Unger, who constitute all of the shareholders of AGI (each individually, a "Shareholder" and collectively, the "Shareholders").

     WHEREAS, SBI is a multi-state financial holding company headquartered in Lititz, Pennsylvania;

     WHEREAS, AGI is an insurance brokerage firm specializing in risk management consulting and placement of property and casualty coverages to medium to large-sized companies throughout the United States, principally in the Middle Atlantic states;

     WHEREAS, the Shareholders own all of the issued and outstanding capital stock of AGI (the "Shares"), set forth opposite their respective names on Annex I to this Agreement; and

     WHEREAS, the Shareholders desire to sell to the Acquisition Sub, and the Acquisition Sub desires to purchase from the Shareholders, all of the Shares for the consideration and on the terms set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

                                   ARTICLE I

                         SALE AND TRANSFER OF THE SHARES

     Section 1.1 Purchase and Sale of the Shares. (a) Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.2 below), the Acquisition Sub agrees to purchase from the Shareholders, and the Shareholders agree to sell to the Acquisition Sub, the Shares. In consideration therefor, SBI agrees to pay or cause Acquisition Sub to pay (i) on the day immediately following the Closing Date as defined in Section 1.2 below (the "Payment Date"), an aggregate amount of $7,000,000 in cash, plus $4,000,000 in value of shares of common stock, par value $2.00 per share, of SBI (the "SBI Stock"), valued at the Average Closing Price (as defined below) (except that in no event shall SBI be required to issue a number of shares of the SBI Stock representing greater than 19.9% of the currently outstanding shares of the SBI Stock as of the Closing Date at a price less than the greater of book or market value of the SBI Stock), plus (ii) the Contingent Consideration (as defined in
Section 2.2 below). In the event the 19.9% limitation set forth in the immediately preceding sentence results in the Shareholders receiving SBI Stock having an aggregate value of less than $4,000,000 valued at

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the Average Closing Price, then on the Payment Date the cash to be paid to the
Shareholders shall be increased by an amount equal to the difference between $7,000,000 and the value of the SBI Stock issued to the Shareholders. The cash and the SBI Stock to be paid on the Payment Date in consideration for the sale of the Shares shall be referred to collectively as the "Base Consideration" and shall be subject to adjustment as provided in Section 2.1 below. For purposes of this Section 1.1, the "Average Closing Price" shall mean the amount per share of SBI Stock equal to the average of the closing sale price of the SBI Stock for the 10 trading days prior to the day immediately preceding the Closing Date reported by the Nasdaq National Market (or the facilities of any national securities exchange or over-the-counter market on which the SBI Stock is then traded).

          (b) On the Payment Date, each Shareholder shall, subject to Article III, be entitled to receive, in payment for the Shares owned by such Shareholder, (i) a percentage of the cash portion of the Base Consideration that is equal to the percentage ownership of such Shareholder in AGI as set forth in Annex I hereto, and (ii) a certificate or certificates registered in the name of such Shareholder representing that number of whole shares of SBI Stock equal to the stock portion of the Base Consideration that is equal to the percentage ownership of such Shareholder in AGI as set forth in Annex I hereto.

     Section 1.2 Closing. The closing of the transactions contemplated herein (the "Closing") will take place at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103 (or such other place as the parties hereto may agree) on the next business day (or such later date as the parties hereto may agree) following the first business day on which the last to be fulfilled or waived of the closing conditions set forth in Article IX shall be fulfilled or waived in accordance herewith. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     Section 1.3 Closing Deliveries. (a) At the Closing, the Shareholders shall deliver to SBI, free and clear of all liens, claims, charges, restrictions, equities, or encumbrances thereon, the certificates representing all of the Shares, accompanied by blank stock powers duly executed with all necessary transfer tax and other revenue stamps affixed and canceled, and, in consideration therefor, on the Payment Date, SBI shall deliver to the Shareholders the Base Consideration.

          (b) In the event any certificates for the Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if requested by SBI, the posting by such person of a bond in such amount as SBI may direct as indemnity against any claim that may be made against it or AGI with respect to such certificate, SBI will pay or deliver the Base Consideration in exchange for such lost, stolen or destroyed certificate into which such certificate.

     Section 1.4 No Fractional Shares. Notwithstanding any other provision of this Article I, no fractional shares of SBI Stock will be issued and any holder of the Shares entitled hereunder to receive a fractional share of SBI Stock but for this Section 1.4 will be entitled hereunder to receive in lieu of such fractional share a cash payment equal to the value of such fractional share valued at the Average Closing Price.

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     Section 1.5 Shareholder Representative. Simultaneously with the execution of this Agreement, each of the Shareholders hereby appoints F. Scott Addis as his agent and as his true and lawful attorney in fact (the "Shareholder Representative"), for such Shareholder and in such Shareholder's name (i) to hold each of the Shares held by such Shareholder and deliver the same to SBI at Closing, and (ii) to act on behalf of such Shareholder at the Closing in connection with any and all issues that may arise at Closing in connection with the transactions contemplated by this Agreement and to execute and deliver all instruments and documents or every kind incident thereto. This power of attorney is coupled with an interest as provided by applicable law and shall survive bankruptcy or mental incapacity of each Shareholder to the extent that such Shareholder may legally contract for such survival. All parties to this Agreement and any person to whom any of the agreements, undertakings, consents and other documents referred to in this Agreement relate may conclusively presume and rely upon this power of attorney without further inquiry. This appointment of the Shareholder Representative may only be revoked in a writing which shall name a successor who agrees to be bound by the terms of this Agreement and shall be signed by a majority of the Shareholders.

                                   ARTICLE II

                POST-CLOSING ADJUSTMENT; CONTINGENT CONSIDERATION

     Section 2.1 Post-Closing Adjustment. (a) Within sixty (60) calendar days following the Closing Date, SBI at its own expense, shall cause PricewaterhouseCoopers ("SBI's Accountant") to audit (the "Post-Closing Audit") the books of AGI to determine the accuracy of the information set forth in the AGI Closing Financial Certificate (as defined in Section 9.2(j) herein). In the course of the Post-Closing Audit, SBI's Accountant shall apply generally accepted accounting principles consistently applied throughout the periods involved ("GAAP"), subject to the treatment of contingencies and direct bill receivables required by Section 7.9(d) of this Agreement. The Shareholders shall cooperate with SBI and SBI's Accountant in furnishing information, documents, evidence and other assistance to SBI's Accountant to facilitate the completion of the Post-Closing Audit. In the event that SBI's Accountant determines that
(i) the actual Working Capital (as defined below) of AGI on the Closing Date was less than $1,000, (ii) AGI had long term liabilities on the Closing Date, or
(iii) the actual Tangible Net Worth (as defined below) of AGI on the Closing Date was less than $100,000 (each of (i) - (iii) a "Financial Requirement Deficiency" and together "Financial Requirement Deficiencies") or that the actual Tangible Net Worth of AGI on the Closing Date was greater than $100,000 (such difference the "Excess Tangible Net Worth"), then SBI shall promptly deliver a written notice to that effect with supporting documentation to the Shareholder Representative setting forth such Financial Requirement Deficiency or Deficiencies of AGI and/or any Excess Tangible Net Worth, as the case may be, on the Closing Date ("Adjustment Notice"). As used in this agreement, "Working Capital" means current assets less current liabilities and "Tangible Net Worth" means total assets (excluding all intangible items) less total liabilities; also provided that, any receivables relating to loans to employees will be excluded from assets.

          (b) As soon as practicable, but in any event within thirty (30) calendar days of receipt of the Adjustment Notice from SBI, the Shareholders may cause their accountant(s), at such Shareholders' sole expense, to provide a report to SBI indicating their agreement or objections to the Adjustment Notice. Any such objections shall be set forth in reasonable detail

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in a report (the "Shareholders' Report") that shall indicate the grounds upon which the Shareholders' accountant disputes the calculation of the Financial Requirement Deficiencies and/or the Excess Tangible Net Worth in the Adjustment Notice.

          (c) (i) Within fifteen (15) calendar days of the receipt by SBI of the Shareholders' Report, the Shareholder Representative and SBI shall endeavor to agree on any matters in dispute.

               (ii) If SBI and the Shareholder Representative are unable to agree on any matters in dispute within 15 calendar days after receipt of the Shareholders' Report, the matters in dispute will be submitted for resolution to an accounting firm of national reputation (excluding each of SBI's and the Shareholders' respective regular outside accounting firms) as may be mutually acceptable to the Shareholder Representative and SBI; provided, however, that in the event that SBI and the Shareholder Representative are unable to agree on such an accounting firm within ten (10) calendar days, then the accounting firm shall be selected by lot. Any accounting firm agreed to or chosen pursuant to this Section 2.1(c)(ii) is referred to, for purposes of this Section 2.1, as the "Accountants". Within thirty (30) calendar days of such submission, the Accountants shall determine and issue a written report to the Shareholder Representative and SBI upon such disputed items and such written decision shall be final and binding upon the parties. If a dispute is submitted to the Accountants for resolution, SBI and the Shareholder Representative: (i) will exchange and furnish or make available to the Accountants at reasonable times and upon reasonable notice, the Post-Closing Audit report and Financial Requirement Deficiency and/or Excess Tangible Net Worth calculations, and such financial statements, work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), including supporting schedules, work papers and back up materials used in preparing the Financial Requirement Deficiency and/or Excess Tangible Net Worth calculations, the books, records, and financial staff of AGI, the parties' accountants, and summaries by SBI and the Shareholder Representative of their resolution of any objections thereto; and (ii) will be afforded the opportunity to present to the Accountants any material relating to the Accountants' determination, and to discuss with the Accountants in a hearing with all parties present, the Accountants' determination. The role of the Accountants will be to determine whether SBI properly performed the Post-Closing Audit and accounted for and calculated the Financial Requirement Deficiencies and/or Excess Tangible Net Worth in accordance with this Agreement. The fees and disbursements of the Accountants shall be shared equally by the Shareholders and SBI.

               (iii) The Financial Requirement Deficiencies of AGI and the Excess Tangible Net Worth of AGI, determined after resolution of matters in dispute (if any), are referred to as the "Actual Financial Requirement Deficiencies" and the "Actual Excess Tangible Net Worth," respectively. The Actual Financial Requirement Deficiencies and the Actual Excess Tangible Net Worth have the legal effect of an arbitral award and shall be final, binding and conclusive on the parties hereto.

               (iv) In acting under this Agreement, the Shareholders' accountants, SBI's accountant and the Accountants shall be entitled to the privileges and immunities of arbitrators.

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          (d) The Base Consideration pursuant to Section 1.1 shall be (x)
reduced by an aggregate amount of deficiencies (the "Post-Closing Adjustment") equal to the sum of (A), (B) and (C) and (y) increased by the amount of (D) (collectively, the "Post Closing Adjustment"), where (A), (B), (C) and (D) shall be as follows:

               (A) any shortfall between the actual Working Capital of AGI on the Closing Date and $1,000;

               (B) any long term liabilities of AGI on the Closing Date;

               (C) any shortfall between the actual Tangible Net Worth of AGI on the Closing Date and $100,000; and

               (D) any Excess Tangible Net Worth.

Notwithstanding the foregoing, no increase in the Base Consideration shall be payable pursuant to clause (D) to the extent the payment of any such increase would result in any deficiencies pursuant to clauses (A), (B) or (C), after taking into account any payments of increased amounts in Base Consideration that would otherwise occur.

          (e) In the event any Post-Closing Adjustment results in a reduction of the Base Consideration, within five (5) business days after notification of the amount of the Post-Closing Adjustment, each Shareholder shall pay to SBI his Proportionate Share (as defined below) of the Post-Closing Adjustment, which payment may be made, at the election of each respective Shareholder, in cash or in shares of SBI Stock issued as part of the Base Consideration valued at the Average Closing Price; and in the event any Post-Closing Adjustment results in an increase of the Base Consideration, within five (5) business days after notification of the amount of the Post-Closing Adjustment, SBI shall pay to each Shareholder his Proportionate Share of the Post-Closing Adjustment, which payment may be made, at the election of SBI, in cash or in additional shares of SBI Stock valued at the Average Closing Price which additional cash or shares shall be treated as part of the Base Consideration. Such "Proportionate Share" shall be such percentage of the Post-Closing Adjustment that is equal to the percentage ownership interest of such Shareholder in AGI as set forth on Annex I hereto. If any Shareholder fails to promptly make payment of an amount due SBI, SBI shall have the right to offset the amount of such payment by a claim against any payments of the Contingent Consideration to which such Shareholder may become entitled in accordance with Section 2.2. Any amount still not collected from such Shareholder shall remain the personal obligation of that Shareholder. Any amounts not paid by any Shareholder when due shall bear interest from the Closing Date until the date of payment at an annual rate equal to the prime rate, in effect from time to time, as reported in The Wall Street Journal.

     Section 2.2 Contingent Consideration. In addition to the Base Consideration as set forth in Section 1.1 above, the Shareholders shall be entitled to receive additional consideration for the Shares (allocated pro rata in accordance with each Shareholder's percentage ownership interest in AGI as set forth on Annex I hereto) in the form of cash payments in an aggregate maximum amount of $6,000,000 (the "Contingent Consideration"). Such Contingent Consideration shall be calculated in accordance with Section 2.3 below and paid or caused to be paid by SBI when and if earned each Fiscal Year (defined below) until the maximum amount of the Contingent Consideration has been paid pursuant to this Agreement whether or not the Shareholders continue to be employed by AGI; provided, however, that, except as otherwise

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provided in this Agreement, a maximum of $4,000,000 of the Contingent
Consideration may be earned during the first four Fiscal Years, and any Contingent Consideration not earned during the first four Fiscal Years may be earned in any Fiscal Year(s) thereafter. For the purposes of this Agreement, the term "Fiscal Year" shall mean a twelve-month period beginning on the first day of the month in which the Closing occurs.

     Section 2.3 Calculation of Contingent Consideration. (a) The Contingent Consideration for a Fiscal Year shall be determined by taking AGI's Adjusted Pre-tax Profit (hereinafter defined) in excess of $2,000,000 ("Excess Earnings") and multiplying such Excess Earnings by 5, then deducting from that result all amounts previously paid as Contingent Consideration for prior Fiscal Year(s). "Pre-tax Profit" means for a Fiscal Year, AGI's income before provision for income taxes, determined in accordance with GAAP, subject to the treatment of contingencies and direct bill receivables required by Section 7.9(e) of this Agreement, and "Adjusted Pre-tax Profit" means, for any Fiscal Year, the figure obtained after making additions and adjustments to Pre-tax Profit for any applicable items set forth in subsections (b) and (c).

          (b) In calculating Adjusted Pre-tax Profit, the following adjustments shall be made:

               (x) the following items shall be eliminated and not taken as expenses in this calculation: (i) management fees or similar charges or expenses imposed by SBI; provided, however, that charges by SBI for reasonable and necessary business products or services of the type customarily purchased by AGI that can be provided to AGI by SBI (for example, insurance or auditing) may be allowed as expenses for up to the amount paid to third parties by AGI for such products or services in the past, plus moderate vendor induced increases, with only the excess being eliminated; (ii) allocation of any overhead by SBI or affiliates thereof; (iii) amortization of goodwill or other intangible assets;
(iv) income taxes; (v) any indemnification payments by AGI to the Escrow Agent pursuant to the provisions of the Escrow Agreement (as hereinafter defined);
(vi) any costs and expenses, including, without limitation, for the payment of premiums, incurred in connection with obtaining and maintaining life insurance coverage on the lives of one or more of the Shareholders to the extent the benefits of such coverage are payable to SBI, AGI, or any affiliate of SBI or AGI; and (vii) any interest payable on intercompany subordinated debt issued to SBI or any affiliate of SBI in connection with the purchase of the Shares;

               (y) the following item shall be added and included as revenue in this calculation: an amount equal to the foregone opportunity cost of any interest that would have been earned by AGI on funds that shall have been paid or transferred, at any time from and after the Closing Date, by AGI to SBI in the form of dividends or in the form of management fees or other charges or expenses described in clauses (x)(i) (but only to the extent the amount is required to be eliminated from expenses), (ii) and (vi) above and any principal and interest payments associated with clause (x)(vii) above (together, the "Transfers"), shall be added to Pre-tax Profit; provided, however, that to the extent that AGI has received a tax benefit in the Fiscal Year for which Pre-tax Profit is being determined in connection with the Section 338(h)(10) Election (as defined in Section 11.5 hereof) due to amortization of purchase price, then only aggregate dividend payments in excess of such amount per Fiscal Year shall be deemed to be

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Transfers (up to a maximum amount of $233,000). Such foregone opportunity costs shall be determined by multiplying (A) the average prime rate, as reported from time to time in The Wall Street Journal, eastern edition, for the Fiscal Year for which Pre-tax Profit is being determined (the "Prime Rate"), by (B) the aggregate amount of (1) any Transfers made during the Fiscal Year for which Pre-tax Profit is being determined, pro rated for the portion of the Fiscal Year between the date on which such Transfer is paid and last day of such Fiscal Year, plus (2) any Transfers made prior to the Fiscal Year for which Pre-tax Profit is being determined; and

               (z) an amount equal to the imputed cost of any capital funds supplied to AGI by SBI, whether in the form of equity or debt (the "Capital Funds"), shall be taken as an expense in the determination of Pre-tax Profit. Such imputed cost shall be determined by multiplying (A) the Prime Rate, by (B) the aggregate amount of (1) Capital Funds supplied during the Fiscal Year for which Pre-tax Profit is being determined, pro rated for the portion of the Fiscal Year between the date on which such Capital Funds are paid or issued and the last day of such Fiscal Year, plus (2) any Capital Funds paid or issued prior to the Fiscal Year for which Pre-tax Profit is being determined.

          (c) Pre-tax Profit also shall be adjusted for the net amount of all unusual and infrequently occurring items (including but not limited to items set forth below) as follows: (i) if the net amount of such items plus carryovers from prior Fiscal Years resulting from the application of this subsection is equal to or less than $100,000 (whether revenue or expense) in any Fiscal Year, then the full amount thereof shall be included in the determination of Pre-tax Profit for the Fiscal Year; or (ii) if the net amount of such items plus carryovers from prior Fiscal Years is greater than $100,000 (whether revenue or expense), then the amount above $100,000 (whether revenue or expense) shall be eliminated from the calculation of Pre-tax Profit for the current Fiscal Year and carried over into the next Fiscal Year. Unusual and infrequently occurring items subject to this subparagraph (c) shall include but not be limited to (i) extraordinary items as defined by GAAP, (ii) correction of errors, and (iii) changes in GAAP.

          (d) Upon the earlier of (i) the completion of the Fiscal Year end review of the books and records of AGI; or (ii) sixty days following the Fiscal Year end (the "Calculation Date"), SBI shall, in accordance with Section 2.5 below, notify the Shareholder Representative of the aggregate amount of the Contingent Consideration earned, if any.

     Section 2.4 Change of Control. In the event, prior to the fifth anniversary of this Agreement, of (a) a Change of Control (as hereinafter defined) of SBI, or (b) a sale of SBI's retail banking business or other material change in the nature of SBI's business that is reasonably likely to have a material adverse effect on the performance of AGI, or (c) a breach of any covenant of SBI contained in Section 7.9 hereof (each an "Acceleration Event"), $3,000,000 of the Contingent Consideration, less any amounts previously paid as Contingent Consideration payments and amounts properly retained by SBI to satisfy any Post-Closing Adjustment or Deficiency (as defined in Article VIII), shall become immediately payable to the Shareholders. In addition, if an Acceleration Event occurs prior to the fifth anniversary of this Agreement, and any prior Contingent Consideration pay-out was limited by the $4,000,000 maximum during the first four Fiscal Years as provided under Section 2.2 above, then the amount of Contingent Consideration that would have otherwise been paid if not for such limitation shall also become immediately payable to the Shareholders. For purposes of this Agreement, a "Change of

Control" shall mean (i) a merger, consolidation, or other corporate reorganization or combination in which 50% or more of the voting power of SBI is transferred or which results in SBI, directly or indirectly, owning less than 50% of the voting power of AGI; (ii) the acquisition of a majority of the outstanding equity interests of SBI by a single person or entity by means of any transaction or series of related transactions; or (iii) a sale of all or substantially all of the assets of SBI in one or more related transactions. Any Contingent Consideration that has not been earned prior to or as the result of an Acceleration Event shall continue to be available to be earned by the Shareholders pursuant to the terms of this Agreement; provided that, for purposes of determining whether any Contingent Consideration is earned for the Fiscal Year in which the Acceleration Event occurs, the Pre-tax Profit for such Fiscal Year shall include all income for such Fiscal Year whether earned prior to or following the Acceleration Event.

     Section 2.5 Notice of Contingent Consideration. Each year on the Calculation Date, SBI shall provide the Shareholder Representative, notice of its calculation, with supporting financial statements and appropriate explanations when reasonably requested, of the Contingent Consideration payment for the applicable Fiscal Year ("Calculation Notice").

          (a) If the Shareholder Representative has not given SBI written notice of an objection to the Contingent Consideration calculation within thirty (30) calendar days following receipt of the Calculation Notice, then the amount set forth in the Calculation Notice will be deemed the Contingent Consideration payment for the applicable Fiscal Year and SBI shall pay such amount to the Shareholders within forty-five (45) calendar days of receipt of such notice. Any such payments due to the Shareholders with respect to the applicable Fiscal Year shall be allocated and distributed to the Shareholders on a pro rata basis based on each Shareholder's percentage ownership interest in AGI as set forth on Annex I hereto.

          (b) If the Shareholder Representative has any objections to the Calculation Notice, then he must provide SBI with written notice of the objections within thirty (30) days following his receipt of the Calculation Notice. The written notice must describe in reasonable detail the manner in which SBI allegedly failed to account for or calculate the Contingent Consideration in accordance with this Agreement. Except with respect to fraud, bad faith or willful misconduct by SBI, the Shareholder Representative and the Shareholders will be precluded from later raising any objection to the Contingent Consideration that is not raised within this thirty-day period.

          (c) SBI and the Shareholder Representative will use reasonable efforts to resolve any objections to the Contingent Consideration calculation. If SBI and the Shareholder Representative do not resolve the objections within thirty
(30) calendar days after SBI's receipt of the Shareholder Representative's written notice of objections, then the matter in dispute will be submitted for resolution to an independent accounting firm of national reputation (excluding each of SBI's and the Shareholder's or AGI's respective regular outside accounting firms) as may be mutually acceptable to SBI and the Shareholder Representative; provided, however, that in the event SBI and the Shareholder Representative are unable to agree on such an accounting firm within ten (10) calendar days, then the accounting firm shall be selected by lot. Any accounting firm agreed to or chosen pursuant to this Section 2.5(c) is hereinafter referred to, for purposes of this Section 2.5, as the "Accountants." The Shareholder Representative shall be under no obligation to initiate a determination by the Accountants unless and until some or all of the Shareholders agree in writing to pay any fees and expenses incurred in accordance with this Section 2.5(c), and deposit with the Shareholder Representative such amount of money as he or she shall consider sufficient in his or her reasonable judgment to cover the estimated amount of such fees and expenses. If a dispute is submitted to the Accountants for resolution, SBI and the Shareholder Representative: (i) will exchange and furnish or make available to the Accountants at reasonable times and upon reasonable notice, the Contingent Consideration calculations, and such financial statements, work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), including supporting schedules, work papers and back up materials used in preparing the Contingent Consideration calculation, the books, records, and financial staff of AGI, the parties' accountants, and summaries by AGI and the Shareholder Representative of their resolution of any objections thereto; and (ii) will be afforded the opportunity to present to the Accountants any material relating to the Accountants' determination, and to discuss with the Accountants in a hearing with all parties present, the Accountants' determination. The role of the Accountants will be to determine whether SBI properly accounted for and calculated the Contingent Consideration in accordance with this Agreement. If the Accountants determine that any disputed items resulted in an incorrect determination of the Contingent Consideration, then the Accountants will recalculate the Contingent Consideration for the applicable Fiscal Year and so notify SBI and the Shareholder Representative. The Accountants' determination of the Contingent Consideration for the Fiscal Year in question, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties, and the amount so determined shall be paid by SBI within thirty (30) days of delivery of such notice.

          (d) If the Shareholder Representative in good faith submits any dispute to the Accountants for resolution as provided in this Section 2.5 and the Accountants determine that SBI's calculation of Contingent Consideration was understated, then the fees and expenses of the Accountants, SBI and the Shareholder Representative shall be paid by SBI; otherwise, all such fees and expenses shall be paid by the Shareholder Representative from the deposit provided for above and, if the deposit is insufficient, the excess shall be paid by those Shareholders who agreed to pay such fees and expenses.

                                  ARTICLE III

                                     ESCROW

     Section 3.1 Creation of Escrow.

          (a) On the Payment Date, the Shareholders shall deliver to a bank escrow agent (the "Escrow Agent") the SBI Stock issued as part of the Base Consideration (the "Escrow Property"). The Escrow Agent shall be selected by SBI and the Shareholder Representative prior to the Closing.

          (b) In addition to the assets to be delivered to the Escrow Agent pursuant to Section 3.1(a), the Escrow Property shall include all cash and non-cash dividends and other property at any time received or otherwise distributed in respect of or in exchange for any or all of the Escrow Property, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

     Section 3.2 Duration and Terms. The Escrow Property shall be held and disbursed by the Escrow Agent in accordance with the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit A. The Escrow Agent shall hold the Escrow Property pursuant to the Escrow Agreement until the later of the (a) fifth anniversary of the date of the Escrow Agreement (the "Escrow Termination Date"); and (b) the resolution of any claim for indemnification or payment that is pending after the Escrow Termination Date, but only to the extent of the amount of such pending claim and only to the extent such claim may be satisfied out of the Escrow Property pursuant to the Escrow Agreement.

     Section 3.3 Voting and Investment. The Shareholders shall be entitled to exercise all voting powers incident to the shares of SBI Stock held by the Escrow Agent as their nominee, and shall be entitled to elect to convert or exchange such SBI Stock into such other investment property as permitted under the terms of the Escrow Agreement (the "Permitted Investments"). The Permitted Investments shall be held pursuant to the terms of the Escrow Agreement.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF AGI AND THE SHAREHOLDERS

     As of the date hereof and as of the Closing Date, AGI and each Shareholder, jointly and severally, represents and warrants to SBI and the Acquisition Sub as follows:

     Section 4.1 Organization.

          (a) AGI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and corporate authority and all necessary governmental approvals to own, lease and operate its properties, and to carry on its business in the places and in the manner as presently conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and to carry out the transactions contemplated hereby and thereby. AGI is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein the character of the properties owned or leased or the nature of its business make such qualification to do business necessary, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect. Schedule 4.1(a) lists all of the jurisdictions in which AGI is qualified to do business. AGI has delivered to SBI true and correct copies of its Articles of Incorporation and Bylaws, each as in effect on the date hereof.

          (b) AGI has all federal, state, local and foreign governmental licenses, permits, or registrations required for its business as currently conducted, except where the absence would not have a material adverse effect.
Schedule 4.1(b) lists all of such licenses, permits or registrations currently in effect, the applicable jurisdictions, and the date of expiration, if any. All of such licenses, permits or registrations are in full force and effect, no violations have occurred or been asserted with respect thereto, and no material change in the facts or circumstances reported or assumed in any documents submitted by AGI in connection with any such license, permit or registration has occurred which would require an amendment of such document, license, permit or registration.

          (c) AGI is not, and has never been, registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not, and has never been, registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (d) AGI is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), which is required to be registered under the 1940 Act in order to engage in the transactions described in Section 6 of the 1940 Act. AGI does not act as an investment advisor or subadvisor to any "investment company," as defined in the 1940 Act, which is registered under the 1940 Act.

          (e) Schedule 4.1(e) contains a complete list of all of the directors and officers of AGI as of the date hereof.

          (f) There is no pending or, to the knowledge of AGI or the Shareholders, any threatened claim or litigation against AGI (nor to the knowledge of AGI or the Shareholders does there exist any basis therefor) contesting the validity of or right to use the "The Addis Group" name as currently used by AGI as its corporate name in connection with its business activities, nor has AGI received any notice that its use of its respective name conflicts, with the asserted rights of others. AGI does not use and has not used any fictitious name other than the name "Garno & Addis."

          (g) Except as set forth on Schedule 4.1(g), AGI does not own any capital stock or other equity interest of any corporation, has no direct or indirect equity or ownership interest in, by way of stock ownership or otherwise, any corporation, partnership, joint venture, association or business enterprise and is not contemplating acquiring any such interest.

     Section 4.2 Capitalization.

          (a) The authorized capital stock of AGI consists of 100,000 shares of common stock, par value $0.001 per share, of which 25,000 shares are issued and outstanding. No other shares of capital stock are authorized, issued or outstanding. All of the Shares are validly issued, fully paid and nonassessable and not subject to any preemptive rights. There are no existing options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or unissued capital stock of AGI, and, as of the date hereof, there are no outstanding contractual obligations of AGI to repurchase, redeem or otherwise acquire any shares of its capital stock.

          (b) AGI has not acquired any treasury stock. No option, warrant, call, conversion right or commitment of any kind exists which obligates AGI to issue any of its authorized but unissued capital stock. There are no agreements or commitments of any character (including voting agreements) relating to the issued or unissued capital stock of AGI, and AGI has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

     Section 4.3 Authority. The execution, delivery and performance by AGI of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AGI, and no other corporate proceedings on the part of AGI are necessary to authorize this Agreement or to consummate the transactions so contemplated.

     Section 4.4 Consents and Approvals; No Violations. This Agreement, the Escrow Agreement, the Employment Agreements and the Incentive Compensation Agreement (as defined in Section 9.2(i)) constitute, or when executed and delivered will constitute, valid and binding agreements of AGI and are enforceable in accordance with their terms, and the execution and delivery of this Agreement, the Escrow Agreement, the Employment Agreements and the Incentive Compensation Agreement, and the consummation of the transactions contemplated hereby do not or will not (i) conflict or result in a breach of any provision of the Articles of Incorporation or Bylaws of AGI, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any of the AGI Agreements (as defined in Section 4.12), note, bond, mortgage, indenture, lease or license to which AGI is a party or by which any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to AGI or any of its properties or assets. No permit, authorization, consent or approval of, any court or other adjudicatory body, administrative agency or commission or other governmental or regulatory authority or agency is required in connection with the execution, delivery or performance by AGI of this Agreement, the Escrow Agreement the Employment Agreements, the Incentive Compensation Agreement or the consummation of the transactions contemplated hereby.

     Section 4.5 Subsidiaries; Predecessor Status; Spin-Offs. AGI has no subsidiaries or commonly controlled entities and is not a participant in any joint venture, partnership or other noncorporate entity. There are no predecessor companies of AGI and no entities from whom AGI previously acquired significant assets. AGI has never been a subsidiary or division of another corporation or been a part of an acquisition that was later rescinded. There has not been any sale or spin-off of significant assets of AGI other than (a) AGI's risk management advisory services business ("Risk Check") or (b) in the ordinary course of business.

     Section 4.6 No Third Party Options . Except as set forth on Schedule 4.6, there are no existing agreements, options, commitments or rights with, of or to any person for that person to acquire any properties, assets or rights of AGI or any interest therein.

     Section 4.7 Financial Statements.

          (a) AGI has delivered to SBI the reviewed financial statements, including notes thereto, of AGI for the years ended December 31, 2000 and 1999 accompanied by the report of Ernst & Young LLP with respect thereto (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. All of the balance sheets included in the Financial Statements, including the related notes, fairly present, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of AGI on a consolidated basis at the dates indicated and the corresponding results of operations, retained earnings and cash flows for the periods indicated were prepared in accordance with GAAP consistently applied throughout the periods involved. In addition, AGI has delivered unaudited financial statements for the twelve months ended December 31, 2001, which were prepared on a basis consistent with the reviewed financial statements of AGI, subject to normal, recurring year-end adjustments, including a balance sheet at December 31, 2001 (the "AGI Balance Sheet," and the date of such AGI Balance Sheet is referred to herein as the "AGI Balance Sheet Date").

          (b) AGI has not received any management letters from its outside auditors relating to the Financial Statements.

     Section 4.8 Title to Assets, Properties, Interests in Properties, Rights and Related Matters.

          (a) AGI has good title to all of its properties, interest in properties, and assets, free and clear of any mortgages, pledges, liens, security interests, conditional and installment sale agreements, right of first refusal or similar claims or encumbrances or charges of any kind other than (i) any such claim or encumbrance as disclosed in the notes to the Financial Statements; (ii) the lien of current taxes not yet due and payable; (iii) properties, interests and assets that are leased or have been disposed of by AGI since the AGI Balance Sheet Date, in the ordinary course of business consistent with past practice; and (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto.

          (b) The assets and properties of AGI constitute the rights, properties and assets (tangible or intangible) necessary for the conduct of its business as currently conducted.

          (c) AGI owns no real property.

     Section 4.9 Absence of Certain Changes. Since the AGI Balance Sheet Date, AGI has not experienced, nor to the knowledge of AGI or the Shareholders, has there been threatened, any material adverse change in its condition (financial or otherwise), assets, liabilities (absolute, accrued, contingent or otherwise), business, or operations of AGI, nor has any customer material to the conduct of the business of AGI or its financial condition or prospects, to the knowledge of AGI or the Shareholders, threatened to terminate its relationship with AGI.

     Section 4.10 Absence of Undisclosed Liabilities. Except to the extent set forth in the AGI Balance Sheet, AGI has no material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on its balance sheet (including the notes thereto), and it does not have any material claims by or debts, liabilities or obligations to or any alleged material claims by or debts, liabilities or obligations to any party, including but not limited to claims made by governmental authorities for taxes or otherwise, except for (x) liabilities expressly disclosed in this Agreement and in the Exhibits or Schedules hereto and (y) liabilities incurred between the date of this Agreement and the Closing Date, the occurrence of which is not in violation of the provisions of this Agreement.

     Section 4.11 Legal Proceedings. There are no claims, actions, suits, orders, proceedings or investigations pending or, to the knowledge of AGI or the Shareholders, threatened by or against AGI at law or in equity or before or by any federal, state or municipal or other governmental department, commission, board, agency, instrumentality or authority. There is no valid basis known to AGI for any such claims, actions, suits, orders, proceedings or investigations, which if adversely determined could have a material adverse effect on AGI or the ability of AGI to consummate the transactions contemplated hereby. There are no judgments, decrees, injunctions or orders of any court or governmental department or agency outstanding against AGI.

     Section 4.12 Contracts, Leases, Agreements and Other Commitments.

          (a) Schedule 4.12(a) contains an accurate list of all commitments, contracts, leases and agreements to which AGI is a party or by which it is bound which involves a commitment or obligation in excess of $10,000 in the aggregate for each such commitment contract, lease or agreement or is otherwise material to the business of AGI (including, without limitation, joint venture or partnership agreements, employment agreements, contracts, tenant leases, equipment leases, equipment maintenance agreements, agreements with municipalities and labor organizations, loan agreements, bonds, mortgages, liens or other security agreements) (the "AGI Agreements"). AGI has delivered true, correct and complete copies of such agreements to SBI. Except as set forth in
Schedule 4.12(a) attached hereto, as of the date of this Agreement, AGI is not a party to, or bound by, any oral or written:

               (i) contract, agreement or commitment with any consultant or independent contractor not terminable on thirty (30) days' or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

               (ii) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

               (iii) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $50,000;

               (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (v) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

               (vi) agreement, contract or understanding, other than this Agreement, regarding its capital stock or committing to dispose of substantially all of its assets;

               (vii) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization;

               (viii) employment contract or any other contract, agreement or commitment to or with individual employees or agents of AGI which involves a commitment or obligation in excess of $50,000 in the aggregate for each such contract, agreement or commitment;

               (ix) power of attorney given by AGI;

               (x) contract or commitment providing for payments based in any manner on the revenues or profits of AGI;

               (xi) contract under which AGI has agreed (i) to maintain the confidentiality of third party information, (ii) not to compete or solicit for hire employees of a third party or (iii) to otherwise limit or restrict its operations;

               (xii) instrument relating to indebtedness for borrowed money, including any note, bond, deed of trust, mortgage, indenture or agreement to borrow money or any agreement of guarantee or indemnification, whether written or oral, in favor of any person or entity; or

               (xiii) other contract or commitment, whether in the ordinary course of business or not, which involves future payments, performance of services or delivery of goods or materials, to or by AGI of any amount or value in excess of $50,000 in the aggregate for each such contract or commitment.

          (b) The AGI Agreements constitute valid and legally binding obligations of AGI and are enforceable in accordance with their terms, assuming due authorization, execution and delivery by parties other than AGI.

          (c) Each AGI Agreement constitutes the entire agreement by and between the respective parties thereto with respect to the subject matter thereof.

          (d) All obligations previously required to be performed under the terms of the AGI Agreements have been performed by AGI and, to AGI's and the Shareholders' knowledge, by the other parties thereto, and no act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default by AGI under the AGI Agreements.

          (e) Except as expressly set forth on Schedule 4.12(e), none of the AGI Agreements contains any provision that requires the consent of the other parties thereto in order for it to be in full force and effect with respect to AGI upon consummation of the transactions contemplated under this Agreement or that would give rise to the other party's right to terminate any AGI Agreement as a result of the consummation of the transactions contemplated under this Agreement; and AGI will use its best efforts to obtain any required consents prior to the Closing. Except as expressly set forth on Schedule 4.12(e), AGI has no plans, programs, commitments or arrangements to which it is a party, or to which it is subject, pursuant to which payments may be required or acceleration of benefits may be required upon change of control of AGI or the consummation of the transactions contemplated under this Agreement.

     Section 4.13 Insurance. Schedule 4.13 is a summary of all insurance policies maintained by AGI (specifying, among other things, the insurer, type of insurance, amount of coverage and policy number). Such policies are in full force and effect and all premiums with respect to such policies are currently paid. AGI has not been denied or had revoked or rescinded any policy of insurance or received any notice of intent to cancel or not renew during the past three years.

     Section 4.14 Benefit Plans.

          (a) Schedule 4.14 contains a complete list of all pension, retirement, stock option, stock purchase, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance, health or welfare, vacation, and any other employee incentive or compensatory plan or contract that AGI maintains or sponsors, or to which it contributes or for which AGI otherwise has or may have any liability, contingent or otherwise, either directly or indirectly or as a result of an ERISA Affiliate (as defined in Section 4.14(c) below) for any of its present or former directors, employees, agents or independent contractors (hereinafter referred to collectively as the "Employee Plans"). Neither AGI nor any ERISA Affiliate has any liability with respect to any benefit plan or arrangement other than the Employee Plans listed on Schedule 4.14.

          (b) To the knowledge of AGI and the Shareholders, (i) all of the Employee Plans comply, conform and are maintained in accordance with its documents and in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws and all reporting, disclosure, and notice requirements of ERISA, the Code and other applicable laws have been fully and completely satisfied with respect to each Employee Plan; (ii) AGI has not engaged in a non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties, taxes or other events under Section 502(i) of ERISA or Section 4975 of the Code; and (iii) AGI has not breached any fiduciary duty described in Section 404 of ERISA that could result in any liability, direct or indirect, for AGI, the Shareholders or directors or employees of AGI.

          (c) Neither AGI nor any person that, together with AGI, is or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which AGI is or has been a general partner (an "ERISA Affiliate") sponsor, maintain or contribute to, and has never sponsored, maintained or contributed to, or had any liability with respect to, any employee benefit plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA.

          (d) Neither AGI nor any ERISA Affiliate contributes to, and has ever contributed to, or had any liability with respect to, a "multi-employer plan," as defined in Section 3(37) of ERISA.

          (e) Each Employee Plan of AGI which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has been determined by the IRS (as defined in Section 4.18(b)) to be qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, and each such determination remains in effect and has not been revoked. To the knowledge of AGI and the Shareholders, nothing has occurred with respect to the design or operation of any Qualified Plan that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty or tax under ERISA or the Code, and the Qualified Plans have been timely amended to comply with current law.

          (f) To the knowledge of AGI and the Shareholders, neither AGI, nor any ERISA Affiliate, has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any material excise tax under Sections 4971 through 4980B, 4980D or 4980E of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

          (g) There is no pending, or to the knowledge of AGI and the Shareholders any threatened, litigation, administrative action or proceeding relating to any Employee Plan other than routine claims for benefits. No Employee Plan is presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental entity, and no matters are pending with respect to any Employee Plan under any IRS program.

          (h) Except as disclosed in Schedule 4.14(h), there has been no announcement or legally binding commitment by AGI to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan. All Employee Plans may be amended or terminated without penalty by AGI at any time on or after the Closing.

          (i) With respect to any Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA), (i) each welfare plan for which contributions are claimed as deductions under any provision of the Code is in compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a material tax under Section 4976(a) of the Code, (iii) any Employee Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, in all material respects with all of the requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security Act, the Health Insurance Portability and Accountability Act of 1996, and other applicable laws, and (iv) no welfare plan provides health or other benefits after an employee's or former employee's retirement or other termination of employment except as required by Section 4980B of the Code.

          (j) Except as disclosed in Schedule 4.14(j), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by AGI, to any person which is an "excess parachute payment"

(as defined in Section 280G of the Code) under any Employee Plan or under any agreement executed in connection with this Agreement, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit.

          (k) Except as disclosed in Schedule 4.14(k), all required annual reports have been filed timely with respect to each Employee Plan, and AGI has made available to SBI a true and correct copy of (A) the three most recent reports on the applicable form of the Form 5500 series filed with the IRS and any financial statements attached thereto, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan, (F) all notices that were issued within the preceding three years by the IRS, Department of Labor, or any other governmental entity with respect to any Employee Plan, and (G) all employee manuals or handbooks containing personnel or employee relations policies.

          (l) AGI and each ERISA Affiliate has paid all amounts that AGI and the ERISA Affiliate is required to pay as contributions to the Employee Plans as of the last day of the most recent fiscal year of each of the Employee Plans; all benefits accrued under any funded or unfunded Employee Plan have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the AGI Balance Sheet Date; and all monies withheld from employee paychecks with respect to Employee Plans have been transferred to the appropriate Employee Plan in a timely manner as required by applicable law.

          (m) To the knowledge of AGI and the Shareholders, all persons classified by AGI and each ERISA Affiliate as independent contractors satisfy and have at all times satisfied the requirements of applicable law to be so classified; AGI and each ERISA Affiliate have fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and AGI and each ERISA Affiliate have no obligations to provide benefits with respect to such persons under the Employee Plans or otherwise. No individuals are currently providing, or have ever provided, services to AGI or an ERISA Affiliate pursuant to a leasing agreement or similar type of arrangement, nor has AGI or any ERISA Affiliate entered into any arrangement whereby services will be provided by such individuals.

     Section 4.15 Collective Bargaining Agreements and Employment Agreements.

          (a) AGI has not entered into any collective bargaining agreements;
(ii) there is no labor strike, slowdown or work stoppage or lockout actually pending or, to the knowledge of AGI or the Shareholders, threatened against or affecting, AGI, and during the past five years there has not been any such action; (iii) no union organizational campaign is in progress with respect to the employees of AGI; (iv) there is no unfair labor practice charge or complaint pending or to the knowledge of AGI threatened before the National Labor Relations Board; and (v) no charges with respect to or relating to AGI is pending before the Equal Employment Opportunity Commission. AGI does not have any plans, programs, commitments or arrangements to which either such entity is a party, or to which either such entity may be subject, pursuant to which payments may be required or acceleration of benefits may be required upon change of control of AGI.

          (b) Except as set forth on Schedule 4.15, AGI is not a party to any employment agreement with any of its employees, nor any consulting, retainer or service agreement or arrangement with any individual or entity.

     Section 4.16 Compliance with Applicable Law. AGI has in the past complied and is presently complying, in respect of the assets and operation of its respective business in all material respects, with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local or otherwise), including but not limited to the Securities Act of 1933 Act, as amended (the "Securities Act") and the 1934 Act, and in each case, the rules promulgated thereunder, and AGI has not received notification of any asserted present or past failure to so comply. AGI has delivered to SBI all inspection reports or similar documents received during the past three years from the SEC or state regulatory authorities, and their responses thereto.

     Section 4.17 Actions since the Balance Sheet Date. Except as set forth on
Schedule 4.17, AGI has not, since the AGI Balance Sheet Date, and to date hereof:

          (a) taken any action outside of the ordinary course of business;

          (b) borrowed any money or become contingently liable for any obligation or liability of others outside of the ordinary course of business;

          (c) failed to pay all of its debts and obligations as they became due or otherwise in the ordinary course of business;

          (d) incurred any material debt, liability or obligation of any nature to any party except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business;

          (e) knowingly waived any right of substantial value;

          (f) failed to use its reasonable best efforts to preserve its business organization intact, keep available the services of its employees, and preserve relationships with customers, suppliers and others with whom it deals;

          (g) purchased or redeemed any shares of its capital stock, or transferred, distributed or paid, directly or indirectly, any money or other property or assets to its shareholders, other than employee compensation and dividends in amounts consistent with past practices and other distributions in amounts that would not result in a Financial Requirement Deficiency;

          (h) made a change in the number of shares of capital stock of AGI issued and outstanding;

          (i) declared, set aside, paid or distributed any dividend or other distribution with respect to its capital stock, or with respect to any split, combination or reclassification of its capital stock, other than dividends or other distributions of assets, including, without limitation, Risk Check, that in the aggregate would not result in a Financial Requirement Deficiency;

          (j) increased the compensation or severance pay payable or to become payable by AGI to any employee or with respect to any employee welfare, pension, retirement, profit-sharing or similar payment plan or arrangement applicable to any present or former employee;

          (k) incurred any capital expenditure or authorization for a capital expenditure, acquisition of assets or execution of any lease, or incurred liability therefor, requiring any payment or payments in excess of $10,000 in the aggregate with respect to each individual transaction;

          (l) borrowed or lent money, issued debt securities or pledged the credit of AGI or guaranteed any indebtedness of others;

          (m) lost the services of any employee that is, either individually or in the aggregate, material to the conduct of the business of AGI;

          (n) incurred the loss or termination of relationship with any supplier, client or customer that is, either individually or in the aggregate, material to the conduct of the business of AGI or its financial condition or prospects; or

          (o) entered into any agreement, arrangement or understanding to do any of the foregoing.

     Section 4.18 Tax Matters.

          (a) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, premium taxes, employment, excise, withholding, property, sales, use, transfer, license, payroll, and franchise taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, imposed by the United States, or any state, local, or foreign government or subdivision or agency thereof. For purposes of this Agreement, the term "Tax Return" shall mean any report, return, or other information required to be supplied to a taxing authority in connection with Taxes. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

          (b) AGI has duly filed all Tax Returns required to be filed on or before the date hereof (and will file all Tax Returns required to be filed on or before the Closing Date). All such Tax Returns are (and, as to Tax Returns not filed as of the date hereof but filed on or before the Closing Date, will be) true, correct and complete in all material respects and were (and, as to Tax Returns not filed as of the date hereof but filed on or before the Closing Date, will be) filed on a timely basis. All taxes shown on such Tax Returns or otherwise due or payable (whether or not shown on any Tax Return) have been timely paid. Except as disclosed in Schedule 4.18(b), AGI has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. True and complete copies of the federal, state and local income Tax Returns filed by AGI since December 31, 1998 and related examination reports, if any, have been provided to SBI prior to the date hereof. The reserves for Taxes reflected in (i) the Financial Statements are sufficient for the payment of all unpaid Taxes (whether or not currently disputed) which are incurred or may be incurred with respect to the period (or portion thereof) ended on the date of such Financial Statements and for all years and periods ended prior thereto, (ii) the AGI Balance Sheet are sufficient for the payment of all unpaid Taxes (whether or not currently disputed) which are incurred or may be incurred with respect to the period (or portion thereof) ended on the AGI Balance Sheet Date, and for all years and periods ended prior thereto, and (iii) the proforma balance sheet referenced in Section 9.2(k)(ii) hereof are sufficient for the payment of all unpaid Taxes (whether or not currently disputed) which are incurred or may be incurred with respect to the period (or portion thereof) ended on the proforma balance sheet date and for all years and periods ended prior thereto. Schedule 4.18(b) sets forth a description of the specific Taxes for which such reserves are accrued, and the amounts of the reserves accrued with respect to each specific Tax. AGI has not incurred any liability for Taxes other than in the ordinary course of business, which Taxes would result in a material decrease in the net worth of AGI. No waiver or extension of any statute of limitations relating to Taxes has been given to, or requested by, the Internal Revenue Service (the "IRS"), or any state or local taxing authority. No claim is currently being made by any authority in a jurisdiction where neither AGI nor any subsidiary thereof files Tax Returns that they are or may be subject to Taxes in that jurisdiction.

          (c) Except as set forth on Schedule 4.18(c), AGI has complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required. AGI has undertaken in good faith to appropriately classify all service providers as either employees or independent contractors for all Tax purposes.

          (d) Neither the federal income Tax Returns nor the state or local income Tax Returns of AGI have been examined by the IRS or relevant state taxing authorities, except as set forth on Schedule 4.18(d). All deficiencies asserted as a result of the examinations referred to on Schedule 4.18(d) have been paid, and no issue has been raised by any federal, state, local or foreign income tax authority in any such examination which, by application of the same or similar principles to similar transactions, could reasonably be expected to result in a proposed deficiency for any subsequent period. Further, to the Shareholders' knowledge, no state of facts exists or has existed which would constitute grounds for the assessment of any material liability for Taxes with respect to the periods which have not been audited by the IRS or other taxing authority. Except as described on Schedule 4.18(d), there are no examinations or other administrative or court proceedings relating to Taxes in progress or pending nor has AGI received a revenue agent's report asserting a tax deficiency. To the knowledge of the Shareholders, there are no threatened actions, suits, proceedings, investigations or claims relating to or asserted for Taxes of AGI and there is no basis for any such claim.

          (e) Since its date of incorporation, AGI has not (A) filed any consent or agreement under Section 341(f) of the Code, (B) applied for any tax ruling,
(C) entered into a closing agreement with any taxing authority, (D) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (E) made any payments, or been a party to an agreement (including this Agreement),

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or any transactions related thereto that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G or
Section 162(m) of the Code, (F) been a party to any tax allocation or tax sharing agreement, (G) been a U.S. real property holding corporation within the meaning of Section 897 of the Code, or (H) taken any position on a Tax Return that could give rise to a penalty under Section 6662 of the Code.

          (f) AGI (and any predecessor of AGI) is currently, and has been at all times during its existence, an S corporation within the meaning of Code
(S)(S)1361 and 1362, and will be an S corporation at all times up to and including the Closing Date. At all such times, AGI has been an S corporation for Pennsylvania tax purposes. During its existence, AGI (and any predecessor of AGI) has complied with all applicable federal, state and local tax laws relating to election as an S corporation, including, but not limited to, provisions applicable to Pennsylvania law.

          (g) AGI has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

          (h) AGI has filed all abandoned and unclaimed property reports and escheat reports required by law to be filed by it and has paid all amounts and surrendered all property as required by law to be paid or surrendered in connection therewith.

          (i) AGI would not be liable for any Tax under Code (S)1374 (or under any equivalent state tax provision) if its assets were sold (or deemed sold pursuant to an election under Code (S)338(h)(10)) for their fair market value on the Closing Date. AGI has not, in the past 10 years, (A) acquired assets from another corporation in a transaction in which AGI's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

     Section 4.19 Environmental Matters.

          (a) Except as disclosed in Schedule 4.19(a):

               (i) AGI has been and is in full compliance with all Environmental Laws (as defined below) applicable to the operations of, and the property owned, operated, occupied or otherwise used by, AGI. To the knowledge of AGI and the Shareholders, there are no circumstances that may prevent or interfere with such full compliance in the future.

               (ii) AGI has obtained all Permits (as defined below) necessary for the operation of its business and the ownership, operation, occupation or other use of its properties, all such Permits are in good standing and AGI are in compliance with all terms and conditions of such Permits. There has been no material change in the facts or circumstances reported or assumed in the applications for or the granting of such Permits.

               (iii) There is no lawsuit, claim, action, cause of action, judicial or administrative proceeding, investigation, summons, or written notice by any person pending, or to AGI's or the Shareholder's knowledge threatened, against AGI alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of or resulting from (i) the violation of any Environmental Law or (ii) the presence or Release of any Hazardous Substance (as defined below) at any location, whether or not owned, operated, occupied or otherwise used by AGI.

               (iv) AGI is not subject to any writ, injunction, order, decree or settlement addressing (i) any alleged violation of any Environmental Law or (ii) the alleged presence, or Release into the environment of any Hazardous Substance at any location, whether or not owned, operated, occupied or otherwise used by AGI.

               (v) No Environmental Lien (as defined below) has attached to any of the property owned, operated, occupied or otherwise used by AGI.

               (vi) There has been no Release of any Hazardous Substance at, to or from any of the properties owned, operated, occupied or otherwise used by AGI.

               (vii) AGI has not transported or arranged for the transport of any Hazardous Substance to any facility or site for the purpose of treatment, storage, disposal or recycling which (i) is included on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et. seq. ("CERCLA"), or any similar state list which is required by any state Environmental Law to be kept, or (ii) is presently subject to a governmental enforcement action under CERCLA or the Solid Waste Disposal Act, 42 U.S.C. (S)(S) 6901 et. seq., or any similar state Environmental Law.

               (viii) All of the third parties with which AGI presently has arrangements, engagements or contracts to accept, treat, transport, store, dispose, remove or recycle any Hazardous Substances generated or present at any of the properties owned, operated, occupied or otherwise used by AGI are properly permitted under Environmental Laws to perform the foregoing activities or conduct.

               (ix) AGI does not have any liability for the violation of any Environmental Law or the Release of any Hazardous Substance in connection with any business or property previously owned, operated, occupied or otherwise used by AGI or any of the predecessors of AGI.

               (x) There are no past or present actions, activities, circumstances, conditions, event or incidents, including, without limitation, the generation, handling, transportation, treatment, storage, Release, presence, disposal or arranging for disposal of any Hazardous Substance, that could form the basis of any claim against AGI under any Environmental Law.

               (xi) The following terms shall have the following meanings:

                    a. "Environmental Laws" means all federal, state, local and foreign laws, statutes, codes, ordinances, rules, regulations, orders, directives, binding policies, common law, or Permits as amended and in effect on the date hereof and on the Closing

Date relating to or addressing the environment, health or safety, including, but not limited to, any law, statute, code, ordinance, rule, regulation, order, directive, binding policy, common law or Permit relating to the generation, use, handling, treatment removal, storage, production, manufacture, transportation, remediation, disposal, arranging for disposal, or Release of Hazardous Substances.

                    b. "Environmental Lien" means a lien in favor of any governmental authority for any (a) liability under any Environmental Law or (b) damages arising from, or costs incurred by, such governmental authority in response to a release or threatened release of a Hazardous Substance into the environment.

                    c. "Hazardous Substances" means any toxic or hazardous substances (including, without limitation, wastes), pollutants, explosives, radioactive materials or substances (including, without limitation, wastes), including, without limitation, asbestos, PCBs, petroleum products and byproducts, and substances (including, without limitation, wastes) defined in or regulated under Environmental Law.

                    d. "Permit" means any permit, license, consent or other approval or authorization required under any Environmental Law.

                    e. "Release" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating of any Hazardous Substance through or in the air, soil, surface water, or groundwater.

     Section 4.20 Books and Records. The books and records of AGI have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     Section 4.21 Intellectual Property. AGI, directly or indirectly, possesses or has adequate rights to all licenses, permits and all other franchises, trademarks, trade names, service marks, inventions, patents, copyrights, and any applications therefor, trade secrets, research and development, know-how, technical data, computer software programs or applications and technology systems necessary to operate its business and required by applicable law (the "Intellectual Property"). Except as set forth on Schedule 4.21, all right, title and interest in and to each item of Intellectual Property is owned by AGI, is not subject to any license, royalty arrangement or pending or threatened claim or dispute and is valid and in full force and effect. To AGI's and the Shareholders' knowledge, none of the Intellectual Property owned or used by AGI, infringes any Intellectual Property right of any other entity and no Intellectual Property owned by AGI is infringed upon by any other entity.

     Section 4.22 Condition of Tangible Assets. In all material respects: (i) all buildings, structures and improvements on the real property leased by AGI are in good condition, ordinary wear and tear excepted, and are free from structural defects; and (ii) the equipment, including heating, air conditioning and ventilation equipment owned by AGI, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

     Section 4.23 Conflict of Interest. No present or former officer or director, or managerial employee, of AGI and no Shareholder has (i) any interest in the property, tangible or intangible, including, without limitation, licenses, inventions, processes, know how or formula of a proprietary nature used in or pertaining to the business of AGI, or (ii) any contract, commitment, claim, arrangement or understanding, including, without limitation, any loan arrangement, with AGI. To the knowledge of AGI and the Shareholders, no present officer, director or managerial employee of AGI, and no Shareholder, has any ownership or stock interest in any other enterprise, firm, corporation, trust or any other entity, other than Risk Check, which is engaged in any contractual arrangement or understanding with AGI or is engaged in any line or lines of business which are the same as, or similar to, or competitive with, the line or lines of business of AGI. For the purpose of this representation, ownership of not more than 3% of the voting stock of any publicly-held company whose stock is listed on a recognized securities exchange or traded over-the-counter shall be disregarded.

     Section 4.24 Customers. Schedule 4.24 sets forth a list of the ten largest customers of AGI, in terms of dollar value of services sold by AGI, for each of the two years ended December 31, 2000 and 2001. No customer listed on Schedule
4.24 has notified AGI that it does not expect to continue to do business with AGI, and AGI has no basis to believe that any of such customers intend to cease doing business with AGI. No customers have represented, or are expected to represent, greater than 5% of the total annual revenues of AGI for each of the three years ended December 31, 1999 and 2000, and 2001, other than G.F. Management. More than 5% of the total annual revenues of AGI for each of such years was derived from AGI' s relationship with Captive Resources, Inc. and Churchill Casualty Ltd, and AGI expects to derive more than 5% of its total annual revenues in 2002 from such relationship.

     Section 4.25 Broker Services. AGI has at all times since its inception acted solely in the capacity of an insurance broker, and has not incurred any risks or liabilities associated with the underwriting of insurance policies issued in connection with such broker services.

     Section 4.26 Disclosure. No representation or warranty by the Shareholders contained in this Agreement, and no statement contained in any annex, exhibit or schedule hereto or any lists, certificates or writing delivered by AGI in connection herewith or pursuant hereto, to the knowledge of the Shareholders, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in such document.

                                   ARTICLE V

                    FURTHER REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

     As of the date hereof and as of the Closing Date, each Shareholder, individually and not jointly and severally, represents and warrants as follows:

     Section 5.1 Ownership of Capital Stock of AGI. Such Shareholder resides at the address indicated opposite his name on Annex I and owns the number of the Shares set forth opposite his name on Annex I hereto. Such Shareholder has good, marketable and unencumbered title to his Shares, free and clear of all liens, security interests, pledges, claims, options and rights of others.

     Section 5.2 Valid and Binding Agreement. This Agreement constitutes and will constitute the valid and binding obligation of such Shareholder.

     Section 5.3 Marital Status. Such Shareholder has not commenced an action for divorce or annulment of his current marriage in any court. The Shares held by such Shareholder are not subject to any lien as security for the payment of alimony, child support or other award granted in any prior divorce or annulment proceeding.

     Section 5.4 Shareholder Agreements. There are no agreements between AGI and such Shareholder and no agreements between such Shareholder and any of the other Shareholders pertaining to AGI or the Shares, other than the First Amended and Restated Shareholders' Agreement, dated December 31, 2000 (the "Shareholders' Agreement"), which shall be terminated prior to Closing. Such Shareholder does not have (i) any interests in the property, tangible or intangible, including without limitation, licenses, inventions, processes, know how or formula of a proprietary nature used in or pertaining to the business of AGI, or (ii) any contract, commitment, claim, arrangement or understanding, including, without limitation, any loan arrangement, with AGI. Such Shareholder does not have any ownership or stock interest in any other enterprise, firm, corporation, trust or any other entity, other than Risk Check, which is engaged in any contractual arrangement or understanding with AGI or is engaged in any line or lines of business which are the same as, or similar to, or competitive with, the line or lines of business of AGI. For the purpose of this representation, ownership of not more than 3% of the voting stock of any publicly-held company whose stock is listed on a recognized securities exchange or traded over-the-counter shall be disregarded.

     Section 5.5 Investment Intent. Such Shareholder acknowledges and agrees that the SBI Stock to be delivered to the Shareholder pursuant to this Agreement has not been and will not be registered under the Securities Act and therefore may not be resold without compliance with the Securities Act. Such Shareholder represents and warrants that the shares of SBI Stock to be acquired by the Shareholder pursuant to this Agreement are being acquired solely for his own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

     Section 5.6 Compliance with Law. Such Shareholder covenants, warrants and represents that none of the shares of SBI Stock issued to such Shareholder will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, and except after full compliance with any applicable state securities laws.

     Section 5.7 Economic Risk; Sophistication. Such Shareholder represents and warrants that he is able to bear the economic risk of an investment in the SBI Stock acquired by him pursuant to this Agreement and can afford to sustain a total loss of such investment. Such Shareholder further represents and warrants that he (a) fully understands the nature, scope and duration of the limitations on transfer contained in this Agreement and (b) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect his own interests in connection with the acquisition of the SBI Stock.

     Section 5.8 Information Supplied. Such Shareholder represents and warrants that he has had an adequate opportunity to ask questions and receive answers from the officers of SBI concerning its business, operations, plans and strategy, and the background and experience of its officers and directors. Such Shareholder represents and warrants that he has asked any and all questions that he may have in the nature described in the preceding sentence and that all such questions have been answered to their satisfaction.

     Section 5.9 Accredited Investor. Such Shareholder represents and warrants that he is an "accredited investor" as that term is defined in Rule 501 of Regulation D.

     Section 5.10 Securities Legends. Such Shareholder hereby acknowledges that the certificates evidencing the SBI Stock to be received by him at Closing will bear a legend substantially in the form set forth below and containing such other information as SBI may deem appropriate:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

     In addition, such certificates shall also bear such other legends as counsel for SBI reasonably determines are required under the applicable laws of any state.

                                   ARTICLE VI

          REPRESENTATIONS AND WARRANTIES OF SBI and THE ACQUISITION SUB

     As of the date hereof and as of the Closing Date, SBI and the Acquisition Sub, jointly and severally, hereby represent and warrant as follows:

     Section 6.1 Organization. SBI and the Acquisition Sub are entities duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and have all requisite corporate power or limited liability company power, as the case may be, and authority and all necessary governmental approvals to own, lease and operate each of its properties, and to carry on each of its respective businesses in the places and in the manner as presently conducted, to enter into this Agreement, and the other documents and instruments to be executed and delivered by each of them pursuant hereto and to carry out the transactions contemplated hereby and thereby.

     Section 6.2 Authority. The execution, delivery and performance of this Agreement and the other documents and instruments to be executed and delivered by SBI and the Acquisition Sub pursuant hereto and the consummation by SBI and the Acquisition Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate or operating action, as the case may be, on the part of SBI and the Acquisition Sub. No other corporate act or limited liability company act, as the case may be, or proceeding on the part of SBI or its respective shareholders, or on the part of the Acquisition Sub or its sole member, is necessary to authorize this Agreement, the transactions contemplated by this Agreement or the other documents and instruments to be executed and delivered by SBI and the Acquisition Sub.

     Section 6.3 Consents and Approvals; No Violation. This Agreement, the Escrow Agreement, the Employment Agreements and the Incentive Compensation Agreement each constitute, or when executed and delivered will each constitute, the valid and binding agreements of SBI and the Acquisition Sub, as the case may be, and of the Acquisition Sub with respect to the Employment Agreements, enforceable in accordance with its terms, and neither the execution and delivery of this Agreement, the Escrow Agreement, and the Incentive Compensation Agreement nor the consummation of the transactions contemplated hereby and thereby do or will (i) conflict or result in a breach of any provision of the Articles of Incorporation or Bylaws of SBI, or the operating agreement of the Acquisition Sub (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which SBI or the Acquisition Sub is a party, as the case may be, or by which any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SBI or the Acquisition Sub, or any of their respective properties or assets. Except as set forth in Schedule 6.3, no permit, authorization, consent or approval of, any court or other adjudicatory body, administrative agency or commission or other governmental or regulatory authority or agency ("Governmental Entity") is required in connection with the execution, delivery or performance by SBI of this Agreement, the Escrow Agreement, or the Incentive Compensation Agreement or in connection with the execution, delivery or performance by the Acquisition Sub of the Employment Agreements, or the consummation of the transactions contemplated hereby or thereby.

     Section 6.4 SEC Reports and Financial Statements. SBI has delivered to AGI complete (except in certain cases for listed exhibits which are available upon request) and correct copies of SBI's (a) Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2000; (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2001, in each case as filed by SBI with the SEC pursuant to the 1934 Act (such reports and other filings collectively referred to herein as the "1934 Act Filings"). As of their respective dates, the 1934 Act Filings complied in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of SBI included in the 1934 Act Filings, including any amendments thereto, present fairly, in all material respects, the consolidated financial position of SBI and its subsidiaries at the dates thereof and the results of operations and cash flows for the periods then ended in accordance with GAAP. Since the date of the last 1934 Act Filing, SBI has not experienced, nor to the knowledge of SBI has there been threatened or anticipated, any material adverse change in the condition (financial or otherwise), assets, liabilities (absolute, accrued, contingent or otherwise), business, or operations of SBI taken as a whole.

     Section 6.5 Disclosure. No representation or warranty by SBI contained in this Agreement, and no statement contained in any annex, exhibit or schedule hereto or any lists, certificate or writing delivered by SBI in connection herewith or pursuant hereto, to the knowledge of SBI, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document.

     Section 6.6 SBI Stock. Upon issuance in accordance with this Agreement, the SBI stock will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any and all liens, encumbrances and other restrictions on transfer, other than restrictions on transfer pursuant to applicable securities laws.

                                   ARTICLE VII

                                CERTAIN COVENANTS

     Section 7.1 Access and Information. Between the date hereof and the Closing Date, AGI will give SBI and its authorized representatives full and free access during normal business hours and upon reasonable advance notice, in such manner as not to unduly disrupt normal business activities, to any and all premises, properties, contracts, commitments, books and records of AGI, and AGI will cause its officers to furnish any and all financial, technical and operating data and other information as SBI and its authorized representatives from time to time reasonably may request.

     Section 7.2 Conduct of the Business of AGI pending the Closing Date. Between the date hereof and the Closing Date, unless SBI otherwise consents in writing, AGI shall:

          (a) not take any action that would render untrue any of the representations or warranties herein contained; not omit to take any action, the omission of which would render untrue any such representation or warranty; provided, however, that AGI shall not be obligated to take any action not in the ordinary course of business that would result in the expenditure of funds by it exceeding $5,000 in the aggregate; and not take any action or commit any omission that would have as a result any of the conditions set forth in Article IX not being satisfied;

          (b) conduct its business in a good and diligent manner in the ordinary and usual course;

          (c) use its best efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with customers, vendors, suppliers and others with whom it deals;

          (d) not reveal, orally or in writing, to any party, other than consultants and vendors of services with a need to know and other than SBI and its authorized agents, any of the confidential business procedures and practices followed by it in the conduct of its business;

          (e) not enter into any contract, agreement, commitment or arrangement with any party, other than contracts in the ordinary and usual course of business;

          (f) not redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any stock or any stock option, warrant, preference, call or right relating thereto;

          (g) use its best efforts to maintain in full force and effect all of the insurance policies presently maintained by AGI, make no change in any insurance coverage and notify SBI at least ten days prior to any pending cancellation or lapse of any insurance policy;

          (h) keep the premises occupied and owned or leased by it and all of its equipment and other tangible personal property in good order and repair and perform all necessary repairs and maintenance;

          (i) continue to maintain all of its usual business books and records in accordance with its past practices;

          (j) not amend or propose to amend its Articles of Incorporation or Bylaws;

          (k) not waive any of its material rights, or cancel any of its material claims, without the receipt of adequate consideration;

          (l) maintain its respective corporate existence and not merge or consolidate it with any other entity;

          (m) comply with all applicable laws, rules and regulations;

          (n) not make any capital expenditure other than in the ordinary course of its business and in an amount not exceeding $10,000 in the aggregate;

          (o) not place any additional encumbrances on any of its inventory or assets not in the ordinary course of business, except that existing encumbrances may attach to its inventory or assets acquired after the date hereof;

          (p) not pay any severance, deferred compensation or other payments to any shareholder, whether or not accrued;

          (q) not declare or pay any increases in compensation to any of its employees, other than such increases as may be consistent with past practices and in any one case is not greater than five percent (5%) of such employee's base salary on an annual basis; and

          (r) not engage in any transaction of the type listed in Section 4.17.

     Section 7.3 Conduct of SBI Pending the Closing Date. Between the date hereof and the Closing Date, unless AGI otherwise consents in writing, SBI shall not take any action which would render untrue any of the representations or warranties of SBI herein contained; not omit to take any action, the omission of which would render untrue any such representation or warranty; provided, however, SBI shall not be obligated to take any action not in the ordinary course of business that would result in the expenditure of funds in excess of $5,000 in the aggregate; and not take any action or commit any omission that would have as a result any of the conditions set forth in Article IX not be satisfied.

     Section 7.4 Notices.

          (a) Between the date hereof and the Closing Date, AGI shall give prompt notice to SBI of (i) any notice of, or other communication relating to, a default under AGI's Articles of Incorporation or Bylaws or any of the AGI Agreements which would have a material adverse effect on AGI or event which, with notice or lapse of time or both, would become a default under AGI's Articles of Incorporation or Bylaws or any of the AGI Agreements which would have a material adverse effect on AGI, received by it subsequent to the date of this Agreement and prior to the Closing, (ii) any claim, action, suit, proceeding or investigation by any Governmental Entity involving or relating to AGI's assets, properties or business or the AGI Agreements (or any communication indicating that the same may be contemplated), (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby and (iv) any matter which would cause any material change with respect to any representations made hereunder by AGI or the Shareholders.

          (b) Between the date hereof and the Closing Date, SBI shall give prompt notice to AGI of (i) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby and (ii) any matter which would cause any material change with respect to any representations made hereunder by SBI or the Acquisition Sub.

     Section 7.5 Advice of Changes. SBI and AGI shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party.

     Section 7.6 Legal Conditions. SBI, the Acqusition Sub and AGI will each take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the transactions contemplated hereby (which actions shall include, without limitation, approvals or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other with any such requirements imposed upon any of them in connection with the same. SBI, the Acquisition Sub and AGI will each take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained by SBI, the

Acquisition Sub or AGI in connection with the taking of any action contemplated by this Agreement. SBI, the Acquisition Sub and AGI will each use its best efforts to effectuate the transactions and agreements contemplated by this Agreement, and, in furtherance thereof, shall make and execute, under the corporate seal of SBI and AGI, if required, whatever certificates and documents are required by the appropriate federal and state regulatory authorities to effect the transactions contemplated hereby, and to cause the same to be filed, in the manner provided by law, and to do all things whatsoever, whether within or without the Commonwealth of Pennsylvania, which would be necessary and proper to effect the transactions and agreements contemplated herein.

     Section 7.7 No Shopping. The Shareholders and AGI agree that none of them shall solicit, enter into or continue any discussions, negotiations or contracts (including any disclosure of business information concerning AGI) with any person or entity other than SBI concerning the disposition of AGI's capital stock or of its assets and business operations, whether by sale, merger or other transaction.

     Section 7.8 Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     Section 7.9 Conduct of AGI following the Closing Date. From and after the Closing Date and until the earlier of (i) the eighth anniversary of the date of this Agreement, or (ii) the later of (x) such date as the Shareholders have received all Contingent Consideration of which they are eligible to earn in accordance with Article II of this Agreement or (y) such date as all Escrow Property (as defined in the Escrow Agreement) has been released by the Escrow Agent pursuant to the terms of the Escrow Agreement, unless otherwise agreed in writing by the Shareholder Representative, AGI, SBI and the Acquisition Sub shall:

          (a) not acquire or hold an entity interest in any insurance broker with customers in the Commonwealth of Pennsylvania or the States of New Jersey, Delaware or Maryland, unless the Cumulative Escrow Penalty (as defined in the Escrow Agreement) exceeds $2,000,000;

          (b) not require any Shareholder who is employed by AGI to divert his full time, attention, skill and efforts from the management of AGI, from the production of business for AGI or from maximizing the profitability of AGI;

          (c) take all actions necessary to cause F. Scott Addis, William D. Rhodes, III and Peter R. Unger to be elected to the Board of Directors, or such equivalent governing body, of AGI, but only to the extent that such individual remains an employee of AGI, and to cause F. Scott Addis to be elected the Chief Executive Officer, or such equivalent officer, of AGI for so long as F. Scott Addis is an employee of AGI and delegate to F. Scott Addis in his capacity as such officer the authority to recruit, hire, terminate and establish reasonable compensation packages for the employees of AGI;

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

          (d) maintain a Tangible Net Worth plus subordinated debt of AGI equal to at least $100,000;

          (e) with respect to the calculation of Pre-tax Profit, cause the financial statements of AGI to be prepared in such a manner that (i) all contingent income expected in the next succeeding fiscal year is accrued in the current year based upon such current year's underwriting, provided that AGI has fulfilled all of the criteria (e.g., volume and loss ratios, etc.) for such current year set forth in the respective contingency agreement with the insurance carriers with whom AGI deals; (ii) all direct bill income is recorded on an accrual basis on the effective date of the insurance (as opposed to when payment is received from the insurance companies); and (iii) an offset to income and each direct bill receivable is recorded for a reserve in an amount equivalent to AGI's historical experience with rebates for cancelled policies. These accounting practices will be followed for purposes of determining Pre-tax Profit for purposes of the Contingent Consideration, the Escrow Agreement and the Incentive Compensation Agreement; and

          (f) subject to the corresponding reduction in salary and other payments provided for under the Employment Agreements, permit F. Scott Addis, as the Chief Executive Officer of AGI, to grant bonuses to employees of AGI in such amounts and at such times as he shall determine in his sole discretion.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     Section 8.1 Basic Provision. The Shareholders severally (as provided in
Section 8.6(b)) and not jointly, and AGI (only if the Closing does not occur) jointly and severally with the Shareholders, hereby indemnify and agree to hold harmless SBI, the Acquisition Sub, and each of its respective Affiliates (as defined herein), successors and assigns, and SBI and the Acquisition Sub, jointly and severally, hereby indemnify and agree to hold harmless the Shareholders and AGI and their respective Affiliates, successors and assigns from, against and in respect of the amount of any and all Deficiencies (as hereinafter defined); provided, however, that no Shareholder shall be liable for breaches or misrepresentations by the other Shareholders of their representations or warranties contained in Article V of this Agreement.

     Section 8.2 Definitions. As used in this Article VIII, the following terms have the meanings:

          (a) "Affiliate" as to any person or entity, means any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person or entity.

          (b) "Deficiency" means any and all loss or damage, resulting from (i) any breach of representation or warranty, or any non-fulfillment of any warranty, representation, covenant or agreement by an Indemnitor contained herein; (ii) any misrepresentation contained in any statement, report, certificate or other document or instrument delivered by an Indemnitor pursuant to this Agreement or contained in any exhibit or schedule delivered pursuant hereto or in connection herewith; (iii) claims by the Shareholders that the materials delivered by or on behalf of SBI to such Shareholder in connection with obtaining approval of the transactions contemplated by this Agreement contain any untrue statement of material fact or omit to state a material fact or are otherwise defective (a "Shareholder Disclosure Deficiency"); and (iv) any and all acts, suits, proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs and expenses incident to any of the foregoing. Notwithstanding any term of this Agreement to the contrary, "Deficiency" shall not include any liability (including without limitation, any liability for Taxes of AGI) to the extent that any such liability resulted in an amount of Actual Financial Requirement Deficiency and is otherwise accounted for pursuant to a Post-Closing Adjustment in accordance with Section 2.1 hereof.

          (c) "Indemnified Party" means the individuals or entities entitled to indemnification under this Article VIII consisting of (i) SBI, the Acquisition Sub and each of its respective Affiliates, successors and assigns, and each of their respective officers and directors or (ii) AGI, the Shareholders, their respective Affiliates, successors and assigns and their respective officers and directors, as the case may be.

          (d) "Indemnitor" means the individuals or entities obligated to provide indemnification under this Article VIII consisting of SBI, the Acquisition Sub, AGI or the Shareholders, as the case may be.

     Section 8.3 Procedures for Establishment of Deficiencies.

          (a) In the event that any claim shall be asserted by any third party against an Indemnified Party which, if sustained, would result in a Deficiency, such Indemnified Party, within a reasonable time after learning of such claim, shall notify Indemnitor of such claim, and shall extend to Indemnitor a reasonable opportunity to defend against such claim at Indemnitor's sole expense and through legal counsel acceptable to the Indemnified Party, provided that Indemnitor proceed in good faith, expeditiously and diligently. No determination shall be made pursuant to subparagraph (b) below while such defense is still being made until the earlier of (i) the resolution of said claim by Indemnitor with the claimant, or (ii) the termination of the defense by Indemnitor against such claim or the failure of Indemnitor to prosecute such defense in good faith in an expeditious and diligent manner. The Indemnified Party shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events. The Indemnified Party shall, at its option, have the right to participate in any defense undertaken by Indemnitor with legal counsel of its own selection, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (I) the employment of such counsel shall have been authorized in writing by Indemnitor in connection with the defense of such action, suit, or proceeding, or (II) Indemnitor shall fail actively and diligently to defend such claim, in either of which events the defense of such claim on behalf of the Indemnified Party shall be controlled by the Indemnified Party and that portion of any fees and expenses of counsel related to matters covered by the indemnity agreement contained in Section 8.1 shall be borne by Indemnitor. The Indemnified Party shall be kept fully informed of such claim at all stages thereof whether or not they are so represented. Each party shall make reasonably available to the other party and its attorneys and accountants all books and records of such party relating to such claim and the parties hereto shall render to each other such assistance as they may reasonably require of each other in order to ensure a proper and adequate defense. No settlement or compromise of any claim which may result in a Deficiency may be made by Indemnitor without the prior written consent of the Indemnified Party unless (i) prior to such settlement or compromise Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and (ii) the Indemnified Party is furnished with security reasonably satisfactory to the Indemnified Party that Indemnitor will in fact pay such amount and expenses.

          (b) In the event that the Indemnified Party asserts the existence of any Deficiency, the Indemnified Party shall give written notice to Indemnitor of the nature and amount of the Deficiency asserted. If Indemnitor, within a period of twenty (20) business days after the giving of the Indemnified Party's notice, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party (such notice by Indemnitor being hereinafter called the "contest notice"), such assertion of the Indemnified Party shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a contest notice is given to the Indemnified Party within said twenty-day period, then the contested assertion of a Deficiency shall be settled by arbitration to be held in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then obtaining. The arbitrator shall be a firm or person mutually selected by the Shareholders and SBI (or by the rules of the American Arbitration Association absent such agreement within ten (10) business days after a request for such selection by the Indemnified Party or Indemnitor) which has not been engaged by SBI, the Shareholders or AGI or their respective subsidiaries or Affiliates during the prior five years. The determination of the arbitrator(s) and the reasons therefor shall be delivered in writing to Indemnitor and the Indemnified Party and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist, shall be deemed established.

          (c) Indemnitor and the Indemnifying Party may agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement such Deficiency shall be deemed established.

     Section 8.4 Payment of Deficiencies. Each Indemnitor hereby agrees to pay the amount of established Deficiencies to the applicable Indemnified Party within twenty (20) days after the establishment thereof in cash. Any amounts not paid by an Indemnitor when due under this subparagraph shall bear interest from the due date thereof until the date paid at a rate equal to the prime rate, as reported from time to time in The Wall Street Journal, eastern edition. In the event one or more Deficiencies are established against the Shareholders, each Indemnitor Shareholder shall pay to the Indemnified Party his Proportionate Share of the Deficiencies, which payment may be made, at the election of the respective Indemnitor Shareholder, out of the Escrow Property in accordance with the terms and conditions of the Escrow Agreement (such "Proportionate Share" shall equal the percentage of the Deficiency equal to such Shareholder's percentage ownership interest in AGI as set forth on Annex I hereto, except in the case of a Deficiency arising from a breach by a Shareholder of a representation made as to such Shareholder in Article V hereof, in which event such Shareholder's Proportionate Share shall be 100% and the Proportionate Share of the other Shareholders shall be 0%). If an Indemnitor Shareholder does not elect to make payment out of the Escrow Property, SBI shall nonetheless have the right to offset the amount of such payment by a claim against the Escrow Property in accordance with the terms and conditions of the Escrow Agreement. SBI shall also have the right to offset any such Deficiencies not so paid against any payments to which such Indemnitor Shareholder may become entitled as Contingent Consideration. Any amount not collected from such Shareholder through the application of Escrow Property, offset or otherwise shall remain the personal obligation of that Shareholder. If such Indemnitor Shareholder would not have been entitled to receive funds in escrow which have been paid to SBI pursuant to this Section 8.4 (the "Deficiency Disqualified Amount") because the conditions to distribution of such funds would not have been satisfied, then such Indemnitor Shareholder shall remain liable to the Indemnified Party for an amount equal to the Deficiency Disqualified Amount.

     Section 8.5 Survival of Representations, Warranties and Agreements.

          (a) All representations and warranties contained in Articles IV, V and VI of this Agreement and any certificates pertaining thereto to be delivered at the Closing and the rights of the parties to seek indemnification under this
Article VIII with respect to such representations and warranties and certificates delivered at Closing pertaining thereto, shall survive the Closing Date but, except as set forth below in respect of any claims as to which notice shall have been duly given prior to the relevant expiration date set forth below, shall expire on the second anniversary of the Closing Date.

          (b) All agreements and covenants contained in this Agreement and the rights of the parties to seek indemnification under this Article VIII with respect to such agreements and covenants shall survive Closing.

          (c) Except as provided in the last sentence of Section 8.2(b), nothing contained herein shall limit or restrict the Shareholders continuing liability for any breach of representations and warranties contained in Section 4.18 which in each case shall continue until the expiration of the applicable statute of limitations.

          (d) Nothing contained in this Section 8.5 shall limit or restrict the Shareholders continuing liability for Deficiencies pursuant to Section 8.4.

          (e) Except for claims involving fraud and provisions for remedial actions set forth in Article II, the indemnification provided in this Article VIII shall be the exclusive remedies the parties have under the terms of this Agreement with respect to Deficiencies.

     Section 8.6 Limitations on Indemnification. The indemnification provided for in this Article VIII shall be subject to the following limitations:

          (a) No Indemnitor shall have liability to an Indemnified Party for indemnification under this Article VIII unless the aggregate amount of Deficiency claims against the Shareholders as a group, or SBI and its Affiliates as a group, as the case may be, exceeds $250,000 (the "Threshold Amount"), in which case all Deficiencies incurred shall be subject to indemnification hereunder; provided, however, that the Threshold Amount shall not apply to Deficiencies arising out of breaches of representations and warranties set forth in Section 4.18, a Shareholder Disclosure Deficiency or a Deficiency relating to
Section 2.1.

          (b) The Shareholders' total liability for indemnity to an Indemnified Party in respect of all claims for indemnification under this Article VIII shall not exceed $11,000,000.

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

Notwithstanding any other provision in this Agreement, the Shareholders' obligations for indemnification under this Article IX shall be allocated among the Shareholders in accordance with each Shareholders' Proportionate Share, and in no event shall any Shareholder be required to pay more than his Proportionate Share of any indemnity obligation arising under this Article VIII.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

     Section 9.1 Conditions to Each Party's Obligation To Effect the Transaction. No party shall be obligated to effect the Closing if any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

     Section 9.2 Conditions of Obligations of SBI and the Acquisition Sub. The obligations of SBI and the Acquisition Sub to effect the Closing are subject to the satisfaction of the following conditions, unless waived by SBI:

          (a) Representations and Warranties. The representations and warranties of AGI and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

          (b) Performance of Obligations of the Shareholders. The Shareholders shall have performed in all material respects all of the obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) Consents, Approvals, etc. Any and all material consents, waivers, permits and approvals from any Governmental Entity required by AGI in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

          (d) No Litigation. No litigation, governmental action or other proceedings involving or potentially involving a liability, obligation or loss on the part of AGI, or which by reason of the nature of the relief sought might have a materially adverse effect on AGI's business, shall be threatened or commenced against AGI with respect to any matter and no litigation, governmental action or other proceedings shall be threatened or commenced against any person with respect to the consummation of the transactions provided for herein.

          (e) Other Approvals. All authorizations, consents, orders or approvals, including, without limitation, all licenses or assignments of licenses, of, or declarations or filings with any Governmental Entity by AGI, of which the failure to obtain would have a material adverse effect on AGI, shall have been filed, occurred or been obtained. In addition, (i) AGI shall have received and delivered to SBI and the Acquisition Sub an executed waiver from the members of Capital Planning Group of Pennsylvania, LLC ("CPG") waiving the rights of such members, other than AGI, to notice to and exercise of the "blind option" referred to in Section 7.05 under the Operating Agreement of CPG, and
(ii) AGI shall use its best efforts to cause

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Edmund F. Garno, Inc. to file a withdrawal or cancellation of any and all
Applications for Registration of Fictitious Name filings held in the name of Edmund F. Garno, Inc relating to its use of the fictitious name "Garno & Addis".

          (f) Closing Documents. All documents required to be delivered by AGI and the Shareholders at or prior to the Closing Date shall have been delivered.

          (g) Termination of Shareholders' Agreement and Restrictions on the Shares. The Shareholders' Agreement and any and all share transfer restrictions on the Shares, including, without limitation, voting, preemptive rights or co-sale agreements, shall have been terminated in accordance with the terms and provisions of each such agreement.

          (h) Payment of AGI's Expenses. AGI shall have paid or accrued all fees and expenses of its advisors, accountants and counsel, whether incident to the negotiations, preparation, execution, delivery and performance of this Agreement or otherwise for the period through the Closing Date, such that AGI shall have no liability or obligation with respect to such fees and expenses except as shown on AGI's balance sheet as of the Closing Date.

          (i) Employment Agreements; Incentive Compensation Agreement. Each of the Shareholders shall have entered into an employment agreement in the form attached hereto as Exhibit B (the "Employment Agreement"), and the incentive compensation agreement in the form attached hereto as Exhibit C (the "Incentive Compensation Agreement").

          (j) Working Capital, Etc. SBI shall have received a certificate (the "AGI Closing Financial Certificate") dated as of the Closing Date, signed on behalf of AGI certifying that (x) as of the month ended prior to the Closing Date and, (y) immediately after the Closing, after making all payments required or permitted to be made by AGI under this Agreement:

               (i) the Working Capital of AGI as of such date is at least
$1,000;

               (ii) AGI has no long term liabilities as of such date;

               (iii) the Tangible Net Worth of AGI as of such date is at least $100,000; and

               (iv) AGI has no receivables relating to loans to employees as of such date.

          An example of the calculation of such certificate is set forth on
Schedule 9.2(j).

          (k) Financial Statements. At least ten (10) calendar days prior to the Closing Date, AGI shall have delivered to SBI (i) reviewed financial statements for the year ended December 31, 2001, and (ii) a pro forma balance sheet and income statement for the period from January 1, 2002 through the month ended prior to the Closing Date, which shall confirm, to the satisfaction of SBI in its sole discretion, (A) the accuracy of the AGI Closing Financial Certificate, and (B) a Pre-tax Profit for the year ended December 31, 2001 of at least $1,400,000, after adjustment for the items listed on Annex II hereto.

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          (l) Consents. SBI shall have received evidence in a form reasonably satisfactory to SBI of AGI's receipt of all required consents as referenced in
Section 4.12(e), including, but not limited to, any consents required in connection with the leasing of AGI's office space and/or equipment and licensing of business systems.

     Section 9.3 Conditions of Obligations of AGI and the Shareholders. The obligation of the Shareholders to effect the transactions contemplated herein is subject to the satisfaction of the following conditions unless waived by the
Shareholders:

          (a) Representations and Warranties. The representations and warranties of SBI and the Acquisition Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

          (b) Performance of Obligations of SBI and the Acquisition Sub. SBI and the Acquisition Sub shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Consents, Approvals, etc. Any and all material consents, waivers, permits and approvals from any Governmental Entity required by SBI or the Acquisition Sub in connection with the execution, delivery and performance of this Agreement as listed in Schedule 6.3 shall have been duly obtained and shall be in full force and effect on the Closing Date.

          (d) No Litigation. No litigation, governmental action or other proceedings involving a liability, obligation or loss on the part of SBI or the Acquisition Sub, or which by reason of the nature of the relief sought might have a materially adverse effect on SBI's or the Acquisition Sub's respective business shall be threatened or commenced against SBI or the Acquisition Sub with respect to any matter, and no litigation, governmental action or other proceedings shall be threatened or commenced against any person with respect to the consummation of the transactions provided for herein.

          (e) Other Approvals. All authorizations, consents, orders or approvals shall have been filed, occurred or been obtained.

          (f) Closing Documents. All documents required to be delivered by SBI at or prior to the Closing Date shall have been delivered.

                                   ARTICLE X

                                   DELIVERIES

     Section 10.1 Shareholders' Deliveries. At the Closing, the Shareholder Representative shall deliver or cause to be delivered to SBI, the following:

          (a) Certificates for all of the Shares outstanding on the Closing Date, duly endorsed by the respective Shareholders in blank, or with stock transfer powers duly executed by the respective Shareholders in blank attached, and with all required transfer tax stamps, if any, affixed.

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

          (b) Executed Escrow Agreement.

          (c) The legal opinion of Pepper Hamilton LLP substantially in the form of Exhibit D hereto and otherwise reasonably acceptable to SBI and its counsel;

          (d) The AGI Closing Financial Certificate described in Section 9.2(j);

          (e) A "Good Standing Certificate" and/or a certificate of valid registration of AGI issued by the Secretary of State of each jurisdiction in which it does business or is registered to do business, dated as of recent date of the Closing;

          (f) A certified copy of AGI's Articles of Incorporation and all amendments thereto issued by the Commonwealth of Pennsylvania, dated as of a recent date of the Closing;

          (g) A certificate of each Shareholder certifying that, as of the Closing Date, (i) each of the representations and warranties of AGI and such Shareholder under this Agreement is true and correct in all material respects,
(ii) AGI and such Shareholder have performed all of its or his, as the case may be, obligations required to be performed by it or him under this Agreement; and
(iii) such Shareholder has not revoked his appointment of the Shareholder Representative as his agent and attorney in fact in connection with the transactions contemplated by this Agreement;

          (h) Secretary's Certificate of the Secretary of AGI certifying and setting forth (i) the names of the directors and officers of AGI; (ii) a true and complete copy of the Articles of Incorporation and the Bylaws of AGI, in each case as in effect on the date thereof, and (iii) a true and complete copy of all resolutions, if any, adopted by the Board of Directors and Shareholders of AGI relating to the transactions contemplated by this Agreement;

          (i) The stock books and records, corporate minute books (containing, to the best knowledge of the Shareholders, the originals of all minutes and resolutions ever adopted or consented to or agreed by the shareholders of AGI, directors or any committee of directors of AGI) and corporate seal of AGI; and

          (j) Copies of all consents or assignments from governmental agencies or third parties necessary for the consummation of the transactions contemplated by this Agreement.

          (k) A list of all Tax Returns that will be due with respect to fiscal year 2001 and which have not been filed as of the Closing Date.

     Section 10.2 SBI's and the Acquisition Sub's Deliveries at Closing. At the Closing, SBI and the Acquisition Sub shall deliver or cause to be delivered to the Shareholder Representative, the following:

          (a) Executed Escrow Agreement;

          (b) Executed Employment Agreements;

          (c) Executed Incentive Compensation Agreement; and

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

          (d) The legal opinion of Morgan, Lewis & Bockius LLP, substantially in the form of Exhibit E hereto and otherwise reasonably acceptable to AGI and its counsel;

          (e) A "Good Standing Certificate" of each of SBI and the Acquisition Sub and a certified copy of the Articles of Incorporation of SBI and Certificate of Organization of Acquisition Sub and all amendments thereto issued by the Commonwealth of Pennsylvania dated as of a recent date of the Closing;

          (f) Officer's Certificates of each of SBI and the Acquisition Sub certifying that, as of the Closing Date, (i) each of the representations and warranties of SBI and the Acquisition Sub, as the case may be, is true and correct in all material respects, and (ii) each of SBI and the Acquisition Sub, as the case may be, has performed all of its obligations under this Agreement; and

          (g) Secretary's Certificate of (i) SBI certifying that (A) attached thereto is a true and complete copy of the Articles of Incorporation and the Bylaws of SBI, in each case as in effect on the date thereof, and (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of SBI relating to the transactions contemplated by this Agreement, and (ii) the Acquisition Sub certifying that attached thereto is a true and complete copy of the Certificate of Organization and Operating Agreement of the Acquisition Sub.

     Section 10.3 SBI's Deliveries on Payment Date. On the Payment Date, SBI shall deliver or cause to be delivered to the Shareholders the Base Consideration.

                                   ARTICLE XI

                                   TAX MATTERS

     Section 11.1 Returns for Tax Periods Ending on or Before the Closing Date. SBI shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of AGI for all periods ending on or prior to the Closing Date that are filed after the Closing Date and shall pay or cause to paid all Taxes due in connection with such Tax Returns. SBI shall permit the Shareholders to review and comment on each such Tax Return prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Shareholders. The Shareholders, jointly and severally, shall reimburse SBI for the Taxes of AGI with respect to such periods, within fifteen (15) days after payment by SBI of such Taxes, to the extent the Shareholders would be obligated to indemnify SBI for such Taxes under Article VIII.

     Section 11.2 Returns for Tax Periods Beginning Before and Ending After the Closing Date. SBI shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of AGI for Tax periods which begin before the Closing Date and end after the Closing Date and shall pay or cause to be paid all Taxes due in connection with such Tax Returns. SBI shall permit the Shareholders to review and comment on each such Tax Return prior to filing and shall make such revisions to such Tax Returns as Shareholders may reasonably request. The

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

Shareholders, jointly and severally, shall pay to SBI, within fifteen (15) days after the date on which Taxes are paid, with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date, to the extent the Shareholders would be obligated to indemnify SBI for such taxes under Article VIII. For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction of numerator of which is the number of days in the portion of the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period; and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount of Tax which would be payable if the Tax period ended on the Closing Date. Any credits related to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the past practices of AGI, provided that such practices are consistent with applicable Tax laws, rules and regulations.

     Section 11.3 Cooperation on Tax Matters. SBI, AGI and the Shareholders shall, and shall each cause its affiliates to, provide to each of the other parties hereto such cooperation and information, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Return, amended Tax Return or claim for refund, determining liability for Taxes or a right to refund of Taxes, or in conducting any audit or other proceeding with respect to Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings and other determinations by taxing authorities, and relevant records concerning the ownership and Tax basis of property, which any such party may possess. Each party will retain all Tax Returns, schedules, work papers, and all material records and other documents relating to Tax matters, of AGI for the Tax period first ending after the Closing Date and for all prior Tax periods until the expiration of the applicable statute of limitations for the Tax periods to which the Tax Returns and other documents relate. Thereafter, the party holding such Tax Returns or other documents may dispose of them; provided that such party shall notify the other in writing prior to doing so.

     Section 11.4 S Corporation Status. With respect to any period ended prior to the Closing Date, AGI and the Shareholders shall not revoke AGI's election to be taxed as an S corporation within the meaning of Code (S)(S)1361 and 1362 and any corresponding provisions of state law. AGI and the Shareholders shall not take or allow any action, other than the transactions contemplated by this Agreement, that would result in the termination of AGI's status as a validly electing S corporation within the meaning of Code (S)(S) 1361 and 1362 and any corresponding provisions of state law.

     Section 11.5 Section 338(h)(10) Election. (a) At SBI's request, AGI and each Shareholder shall join with SBI in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of AGI. Subject to SBI's compliance with each of its obligations under Sections 11.1 and 11.2, the Shareholders, jointly

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

and severally, shall pay any Taxes resulting from the making of the Section 338(h)(10) Election, including (i) any tax imposed under Code (S) 1374, (ii) any tax imposed under Reg. (S) 1.338(h)(10)-1(d)(5), or (iii) any state, local, or foreign Tax imposed on AGI's gain, and, jointly and severally, shall indemnify SBI against any Deficiency arising out of the failure to pay such Taxes. The Shareholders, jointly and severally, shall indemnify and hold harmless SBI against any Deficiency arising out of the failure of any Shareholder to join SBI in making the Section 338(h)(10) Election (and any corresponding elections under state, local, or foreign law).

          (b) If SBI decides to make the Section 338(h)(10) Election, SBI, AGI and the Shareholders shall cooperate as provided herein to determine the aggregate deemed sales price ("ADSP") and the allocation of the ADSP among AGI's assets in accordance with applicable Treasury Regulations. SBI shall initially determine and send notice to the Shareholders of (i) the calculation of the ADSP and (ii) the allocation of the ADSP among AGI's assets. The Shareholders will be deemed to have accepted such calculation and allocation unless they provide written notice of disagreement to SBI within ten (10) days of receipt of SBI's notice of calculation and allocation. If the Shareholders provide such notice of disagreement to SBI, the parties shall proceed in good faith to determine the ADSP and allocation in dispute. If within ten (10) days after SBI receives the Shareholders' notice of disagreement the Shareholders and SBI have not reached agreement, the Accountants referred to in Section 2.1(c)(ii) shall be engaged to determine the ADSP (if in dispute) and the allocation (if in dispute) of the ADSP. The Shareholders and SBI shall share equally the fees of such Accountants.

          (c) Promptly following the final determination of the ADSP and the allocation of the ADSP pursuant to Section 11.5(b), SBI shall deliver to the Shareholders for execution a Form 8023 and any similar form under state or local law, and any schedules or attachments thereto (collectively, "Section 338 Forms"). Within ten (10) days of receipt of the Section 338 Forms, AGI and each Shareholder shall duly and promptly execute such Section 338 Forms and shall deliver them to SBI. SBI shall timely file such executed Section 338 Forms and shall provide copies of them to the Shareholders. The Shareholders, AGI and SBI shall file all Tax Returns (including amended returns and claims for refund) in a manner consistent with such Section 338 Forms.

     Section 11.6 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including, without limitation, any penalties and interest) incurred in connection with this Agreement for periods on or before the Closing Date shall be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other such taxes and fees, and, if required by applicable law, SBI will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

                                   ARTICLE XII

                            TERMINATION AND AMENDMENT

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

     Section 12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the transactions contemplated herein:

          (a) by SBI, if the Average Closing Price of the SBI Stock is below $17.00 per share;

          (b) by AGI, if the Average Closing Price of the SBI Stock is below $17.00 per share;

          (c) by mutual consent of SBI and the Shareholders (through the Shareholder Representative);

          (d) (i) by SBI on the one hand or by the Shareholders (through the Shareholder Representative) on the other hand if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Shareholders on the one hand, or SBI or the Acquisition Sub on the other hand, set forth in this Agreement which breach shall not have been cured, in the case of a representation or warranty, within five business days following notice of such breach given to the breaching party by the applicable party or, in the case of a covenant or agreement, within five business days following receipt by the breaching party of notice of such breach, or (ii) by SBI or the Shareholders if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions hereby shall have become final and non-appealable; or

          (e) by either SBI or the Shareholders if the transactions contemplated herein shall not have been consummated before June 30, 2002.

     Section 12.2 Effect of Termination. In the event of a termination of this Agreement as provided in Section 12.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Shareholders , SBI or its respective officers or directors, or the Acquisition Sub or its respective members or officers, except (i) with respect to Sections
13.1 and 13.2, and (ii) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     Section 12.3 Amendment. This Agreement may be amended by the parties hereto at any time; provided however, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 12.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

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

                                  ARTICLE XIII

                  FORM D FILING; REGISTRATION OF THE NEW SHARES

     Section 13.1 Form D Filing; Registration of New Shares. SBI shall:

          (a) file in a timely manner a Form D relating to the sale of the SBI Stock issued pursuant to Section 1.1 herein (the "New Shares"), pursuant to Regulation D of the Securities Act.

          (b) as soon as practicable after the Closing Date, but in no event later than ninety (90) days following the Closing Date, prepare and file with the SEC a Registration Statement on Form S-3 (or, if SBI is ineligible to use Form S-3, then on Form S-1) relating to the sale of the New Shares by the Shareholders from time to time on the Nasdaq National Market (or the facilities of any national securities exchange or over-the-counter market on which the SBI Stock is then traded) or in privately negotiated transactions (the "Registration Statement");

          (c) provide the Shareholders with any information required to permit the sale of the New Shares under rule 144A of the Securities Act;

          (d) subject to receipt of necessary information from the Shareholders, use its best efforts to cause the SEC to notify SBI of the SEC's willingness to declare the Registration Statement effective on or before 90 days after the Closing Date;

          (e) notify the Shareholders promptly upon the Registration Statement being declared effective by the SEC;

          (f) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the regulations of the Securities Act, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus") and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) two years after the effective date of the Registration Statement,
(ii) the date on which the New Shares may be resold by the Shareholders without registration or without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the New Shares have been sold pursuant to the Registration Statement or Rule 144(k) under the Securities Act or any other rule of similar effect;

          (g) promptly furnish to the Shareholders with respect to the New Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement and the Prospectus, including any supplements to or amendments of the Registration Statement and the Prospectus, in order to facilitate the public sale or other disposition of all or any of the New Shares by the Shareholders;

          (h) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the 1934 Act, will file all documents required to be filed with the SEC pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the rules and regulations promulgated thereunder;

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

          (i) file documents required of SBI for customary blue sky clearance in all applicable states, if required; provided, however, that SBI shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

          (j) promptly inform each Shareholder when any stop order has been issued by the SEC with respect to the Registration Statement and use its commercially practical best efforts to promptly cause such stop order to be withdrawn;

          (k) notify the Shareholders at any time when the Shareholders must suspend offers or sales of the New Shares under the Registration Statement, either (i) because the Prospectus included in such Registration Statement is required to be amended for any reason, such as an amendment under the Securities Act to provide current information, or (ii) because the Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or (iii) because underwriters of the New Shares have insisted on suspension of such offerings and sales in connection with a public offering by SBI of its shares of common stock; provided that with respect to any such suspension pursuant to clause (iii), the duration for such suspension shall not exceed ninety (90) days and not more than one such suspension may occur during any six (6) month period. SBI shall not be required to inform any Shareholder of the reason for the suspension but shall use its best efforts to enable the Shareholders to recommence offers and sales under the registration statement at the earliest possible date. Notwithstanding the foregoing and anything to the contrary set forth in this Article XIII, there may occasionally be times when SBI must suspend the use of the Prospectus included in such Registration Statement until such time as an amendment to the Registration Statement has been filed by SBI and declared effective by the SEC, or until such time as SBI has filed an appropriate report with the SEC pursuant to the 1934 Act, or until the suspension period may be terminated under the provisions of an underwriting agreement. Shareholders may not offer or sell any New Shares pursuant to such Prospectus during the period commencing when SBI notifies the Shareholders of the suspension of the use of such prospectus and ending when SBI notifies the Shareholders that the Shareholders may thereafter effect offers and sales pursuant to such Prospectus;

          (l) prior to filing the Registration Statement, cause all of the SBI Stock covered by the Registration Statement to be listed on the Nasdaq National Market (or the facilities of any national securities exchange or over-the-counter market on which the SBI Stock is then traded); and

          (m) SBI shall bear all expenses in connection with the procedures in clauses (a) through (l) in this Section 13.1 and the registration of the New Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Shareholders or and any expenses relating to the sale of the New Shares by the Shareholders (including without limitation, broker's commissions, discounts or fees of any nature and transfer taxes or charges of any nature).

     Section 13.2 Transfer of Shares After Registration. Each Shareholder agrees that it will not effect any disposition of the New Shares or its right to purchase the SBI Stock that

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

would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement or as otherwise permitted by law, and that it will promptly notify SBI of any changes in the information set forth in the Registration Statement regarding such Shareholder or its plan of distribution.

     Section 13.3 Furnish Information. It is a condition precedent to the obligations of SBI to take any action pursuant to Section 13.1 hereof that the Shareholders shall furnish to SBI such information regarding the Shareholders, including such Shareholder's ownership of SBI Stock and the intended method of disposition of the New Shares as shall be required to effect the registration of the New Shares and as may be required from time to time to keep such registration current.

     Section 13.4 Indemnification. (a) To the fullest extent permitted by law, SBI shall indemnify, defend and hold harmless each Shareholder against any losses, claims, damages, or liabilities (joint and/or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar a such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or other violations (collectively a "Violation") by SBI: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by SBI of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement, and SBI will pay as incurred to each such Shareholder for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 13.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of SBI, which consent shall not be unreasonably withheld, nor shall SBI be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Shareholder.

          (b) To the fullest extent permitted by law, each Shareholder shall indemnify, defend and hold harmless SBI, its Affiliates, successors and assigns, and each of their respective directors and officers, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons or entities may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon information contained in the Registration Statement in conformity with written information furnished by such Shareholder expressly for use in connection with the Registration Statement; and each such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person or entity intended to be indemnified pursuant to this Section 13.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 13.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under this Section
13.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 13.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 13.4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 13.4.

          (d) If the indemnification provided for in this Section 13.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall a person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) be entitled to contribution from any person or entity who was not guilty of fraudulent misrepresentation.

          (e) The obligations of SBI and the Shareholders under this Section
13.4 shall survive the completion of the offering of New Shares under the Registration Statement.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     Section 14.1 Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be
(i) paid by the Shareholders to the extent incurred by them and out of such accrued funds on the books of AGI specifically designated for the payment of such costs and expenses, and (ii) paid by SBI and the Acquisition Sub to the extent incurred by them. To the extent that AGI has over-accrued for the payment of such costs and expenses of the Shareholders on its books, SBI shall release to the Shareholders the excess of such accrued amounts over the actual costs and expenses incurred by the Shareholders. To the extent that AGI has under-accrued for the payment of such costs and expenses of the Shareholders on its books, then the Shareholders shall be jointly and severally liable for the amount of such deficiencies between the accrued funds and the actual costs and expenses incurred by the Shareholders.

     Section 14.2 Brokers or Finders. Except with respect to any amounts that might be due to the Shareholders' advisors (any of which amounts shall be paid by AGI and the Shareholders), each of SBI, the Acquisition Sub and the Shareholders hereby represents and warrants that there is no corporation, firm or person entitled to receive from it any brokerage commission or finder's fee in connection with this Agreement or the transactions and agreements provided for herein, and each such party hereby indemnifies and agrees to save the other parties hereto harmless from and against any claim for brokerage commission or finder's fee based on any retention or alleged retention of a broker or finder by it.

     Section 14.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by nationally recognized overnight express courier service, or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if SBI or the Acquisition Sub, to:

               Susquehanna Bancshares, Inc.
               26 North Cedar Street
               Lititz, PA  17543
               Attention:  William J. Reuter, President and
                           Chief Executive Officer
               Telecopy No.: 717.626.1874

               with a copy to:
               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA  19103-2921
               Attention:  Lawrence H. Berger, Esquire
               Telecopy No.: 215.963.5299

          (b)  if AGI prior to the Closing, to:

               The Addis Group, Inc.
               2300 Renaissance Blvd.

               King of Prussia, PA  19406-2345
               Attention:  F. Scott Addis
               Telecopy No.:  610.279.8543

               with a copy to:
               Pepper Hamilton LLP
               400 Berwyn Park
               899 Cassatt Road
               Berwyn, PA  19312-1183
               Attention:  Jeffrey P. Libson, Esquire
               Telecopy No.:  610-640-7835

          (c) if to the Shareholders, to the address as set forth opposite his name on Annex I hereto, or such other address as the Shareholders shall have notified SBI of in writing.

               with a copy to:

               Pepper Hamilton LLP
               400 Berwyn Park
               899 Cassatt Road
               Berwyn, PA  19312-1183
               Attention:  Jeffrey P. Libson, Esquire
               Telecopy No.:  610-640-7835

          Any communication given in conformity with this Section 14.3, shall be effective upon the earlier of actual receipt or deemed delivery. Delivery shall be deemed to have occurred as follows: if delivered personally on the day so delivered; if telecopied, upon written confirmation by the sending machine of effective transmission; if sent by overnight express courier service, the next business day; and if mailed, three business days after deposits in the United States Mail.

     Section 14.4 Publicity. Except as otherwise required by law, and for so long as this Agreement is in effect, AGI, the Shareholders, SBI and the Acquisition Sub shall not issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld. Until a press release of the execution of this Agreement has been made in accordance herewith, all of the parties hereto shall treat this Agreement and the terms thereof in the strictest confidence.

     Section 14.5 Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its

     Section 14.6 rights or obligations under this Agreement (other than as provided herein) without the prior written consent of the other parties hereto.

     Section 14.7 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, regardless of the conflicts of law provisions thereof, and without the aid of any canon, custom, or rule of law requiring construction against the drafting party.

     Section 14.8 Exhibits and Schedules. All exhibits and schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

     Section 14.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

     Section 14.10 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provisions shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     Section 14.11 Entire Agreement. This Agreement contains the entire understanding among the parties hereto and with respect to the subject matter hereof, and together supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

     Section 14.12 Paragraph Headings. The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     Section 14.13 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     Section 14.14 Knowledge of AGI and the Shareholders. For purposes of this Agreement, "knowledge of AGI" or similar words and phrases shall be conclusively deemed to include: (i) actual knowledge of the Shareholders or the officers and directors of AGI, and (ii) that knowledge which any officer or director of AGI should have obtained after exercising due diligence which a prudent officer or director should have undertaken with respect thereto. In connection therewith, the knowledge (both actual and constructive) of the officers and directors of AGI shall be imputed to be the knowledge of the Shareholders and, except as to
Article V, the knowledge of one Shareholder shall be imputed to the other Shareholders.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

                                           SUSQUEHANNA BANCSHARES, INC.


                                           By: /s/ William J. Reuter
                                               ---------------------------------
                                           Name:  William J. Reuter
                                           Title: President and CEO


SUSQUEHANNA ACQUISITION, LLC               THE SHAREHOLDERS


By: /s/ William J. Reuter                  /s/ F. Scott Addiss
    ---------------------                  -------------------------------------
Name:  William J. Reuter                   F. Scott Addis
Title: President


                                           /s/ William D. Rhodes, III
                                           -------------------------------------
                                           William D. Rhodes, III


                                           /s/ Peter R. Unger
                                           -------------------------------------
                                           Peter R. Unger


                                           THE ADDIS GROUP, INC.


                                           By: /s/ F. Scott Addis
                                               ---------------------------------
                                           Name:  F. Scott Addis
                                           Title: President

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     This First Amendment to Stock Purchase Agreement (this "Amendment") is entered into as of June 28, 2002, by and among Susquehanna Bancshares, Inc., a Pennsylvania business corporation registered as a financial holding company under the Bank Holding Company Act of 1956, as amended ("SBI"), Susquehanna Acquisition, LLC, a Pennsylvania limited liability company and wholly-owned subsidiary of SBI (the "Acquisition Sub"), The Addis Group, Inc., a Pennsylvania business corporation ( "AGI"), and F. Scott Addis, William D. Rhodes, III and Peter R. Unger (collectively, the "Shareholders"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement, dated April 30, 2002, by and among the parties hereto (the "Agreement").

     WHEREAS, the parties hereto entered into the Agreement, pursuant to which the Shareholders have agreed to sell to the Acquisition Sub, and the Acquisition Sub has agreed to purchase from the Shareholders, the shares of AGI owned by the Shareholders, which constitute all of the issued and outstanding shares of AGI, under the terms and conditions set forth in the Agreement; and

     WHEREAS, the parties hereto now desire to amend certain provisions of the Agreement as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement, and intending to be legally bound hereby, the parties agree as follows:

     1. In accordance with Section 14.11 of the Agreement, the last sentence of
Section 2.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

     "For the purposes of this Agreement, the term "Fiscal Year" shall mean a twelve-month period beginning on the first day of the month following the month in which the Closing occurs."

     2. In accordance with Section 14.11 of the Agreement, Section 12.1(e) of the Agreement is hereby amended and restated in its entirety as follows:

     "(e) by either SBI or the Shareholders if the transactions contemplated herein shall not have been consummated before July 1, 2002."

     3. In accordance with Section 14.11 of the Agreement, Section 13.1 (a) of the Agreement is hereby amended and restated in its entirely as follows:

     "(a) to the extent determined by SBI to be necessary, file in a timely manner a Form D relating to the sale of the SBI Stock issued pursuant to Section
1.1 herein (the "New Shares"), pursuant to Regulation D of the Securities Act."

     4. Schedule 6.3 of the Agreement shall be amended and restated in its entirety in the form attached hereto as Exhibit A.

     5. Schedule 4.1(a) shall be amended and restated in its entirety in the form attached hereto as Exhibit B.

     6. Schedule 4.1(b) shall be amended and restated in its entirety in the form attached hereto as Exhibit C.

     7. This Amendment and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, regardless of the conflicts of law provisions thereof, without the aid of canon, custom, or rule of law requiring construction against the drafting party.

     8. Except as specifically modified by this Amendment, all of the provisions of the Agreement are hereby ratified and confirmed to be in full force and effect, and shall remain in full force and effect.

     9. This Amendment and the Agreement constitute the entire agreement between the parties hereto with respect to subject matter hereof and thereof. Said documents supersede all other agreements and understandings between the parties with respect to the subject matter hereof and thereof, whether written or oral. This Amendment shall be binding upon and shall inure to the benefit of the parties and their respective heirs, administrators, executors, affiliates, successors and permitted assigns.

     10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatories. This Amendment may also be delivered by facsimile transmission with the same force and effect as if originally executed copies of this Agreement were delivered to all parties.

                     [Signatures appear on following pages]

     IN WITNESS WHEREOF, the undersigned have caused this First Amendment to Stock Purchase Agreement be signed by their respective officers thereunder duly authorized, all as of the date first written above.


SUSQUEHANNA BANCSHARES, INC.                 THE ADDIS GROUP, INC.


By: /s/ William J. Reuter                  By: /s/ F. Scott Addis
    ---------------------                      ---------------------------------
Name:  William J. Reuter                   Name:  F. Scott Addis
Title: President and CEO                   Title: President


SUSQUEHANNA ACQUISITION, LLC               THE SHAREHOLDERS


By: /s/ William J. Reuter                  /s/ F. Scott Addis
    ---------------------                  -------------------------------------
Name:  William J. Reuter                   F. Scott Addis
Title: President


                                           /s/ William D. Rhodes, III
                                           -------------------------------------
                                           William D. Rhodes, III


                                           /s/ Peter R. Unger
                                           -------------------------------------
                                           Peter R. Unger